3Q 2014

Earnings Press Release and Supplemental Information

ALEXANDRIA®

Cambridge

New York City

San Francisco

Collaborative Science and Technology Campuses in Urban Innovation Clusters

www.are.com

PROPRIETARY MATERIALS | © 2014 ALEXANDRIA REAL ESTATE EQUITIES, INC.

CONFERENCE CALL INFORMATION:

Monday, November 3, 2014
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (877) 874-1563 or (719) 325-4769
Confirmation Code: 1901197

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

STRATEGY
Stable, uniquely focused, & differentiated
AAA Locations in Urban Innovation Clusters
Class A Collaborative Campuses
TALENT
Highly experienced with unique expertise & fully integrated teams
Unparalleled Management Experience & Expertise
Fully Integrated Regional & Science Teams
CAPITAL
Solid & flexible capital structure that enables stable future growth
Consistent Operating Performance in Both Up & Down Cycles
Balance Sheet to Support Future Growth

ALEXANDRIA REAL ESTATE EQUITIES, INC. | ALL RIGHTS RESERVED © 2014

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Table of Contents

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 4 of the earnings press release for further information.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	i

Alexandria Real Estate Equities, Inc.
Reports

Third Quarter Ended September 30, 2014
Financial and Operating Results

FFO Per Share – Diluted, as Adjusted, for 3Q14 up 14.2% over 3Q13
Strong Demand Drives Strength in Core Operations
and
Accelerating Growth through Value-Creation Projects

FFO Per Share – Diluted, as Adjusted of $1.21
EPS – Diluted of $0.39
Total Revenues of $185.6 Million
NOI of $128.2 Million

PASADENA, CA. – November 3, 2014 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) today announced financial and operating results for the third quarter ended September 30, 2014.

“Our third quarter results highlight our disciplined approach to balance sheet management and capital allocation into our science and technology campuses in urban innovation clusters, combined with continued solid internal growth. We are pleased with the execution of our very successful $700 million bond offering at a weighted average interest rate of 3.50% and a maturity of 9.6 years. This bond offering strategically focused on laddering and extending debt maturities and provided growth capital for our significantly pre-leased value-creation development pipeline. The announcement of our Mission Bay acquisition of the 1455/1515 Third Street land parcels and our strategic joint venture with Uber Technologies, Inc. in September 2014 reinforces Alexandria’s strong emphasis on capital allocation in the core of one of the most desirable urban cluster submarkets. This iconic campus environment, ideally situated within the cross-section of science and technology in the highly collaborative, innovative, and urban Mission Bay ecosystem and adjacent to the planned Golden State Warriors’ new sports complex, provides our tenants a unique advantage for the recruitment and retention of world-class talent. Our high-quality asset base continued to deliver accelerating growth in rental rates, occupancy, and significant earnings growth through the completion of pre-leased value-creation projects,” said Joel S. Marcus, Chairman, Chief Executive Officer, and Founder of Alexandria Real Estate Equities, Inc.

Results

•	Funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – diluted, as adjusted:

•	$1.21 per share for 3Q14, up 14.2%, compared to $1.06 per share for 3Q13

•	$3.57 per share for YTD 3Q14, up 10.5%, compared to $3.23 per share for YTD 3Q13

•	$86.1 million for 3Q14, up $11.1 million, or 14.8%, compared to $75.0 million for 3Q13

•	$253.7 million for YTD 3Q14, up $37.0 million, or 17.1%, compared to
$216.6 million for YTD 3Q13

•	Net income attributable to Alexandria’s common stockholders – diluted:

•	$27.6 million, or $0.39 per share, for 3Q14 compared to
$24.6 million, or $0.35 per share, for 3Q13

•	$88.3 million, or $1.24 per share, for YTD 3Q14 compared to
$72.5 million, or $1.08 per share, for YTD 3Q13

Core operating metrics

•	Total revenues:

•	$185.6 million for 3Q14, up $27.3 million, or 17.2%, compared to $158.3 million for 3Q13

•	$538.2 million for YTD 3Q14, up $75.9 million, or 16.4%, compared to
$462.3 million for YTD 3Q13

•	Net operating income (“NOI”):

•	$128.2 million for 3Q14, up $17.6 million, or 15.9%, compared to $110.6 million for 3Q13

•	$375.9 million for YTD 3Q14, up $52.7 million, or 16.3%, compared to
$323.2 million for YTD 3Q13

•	Same property NOI growth:

•	Up 5.0% and 5.9% (cash basis) for 3Q14, compared to 3Q13

•	Up 4.5% and 5.2% (cash basis) for YTD 3Q14, compared to YTD 3Q13

•	Leasing activity during 3Q14:

•	Executed leases for 871,416 rentable square feet (“RSF”)

•	18.6% and 5.6% (cash basis) rental rate growth on 3Q14 lease renewals and re-leasing of space

•	Leasing activity during YTD 3Q14:

•	Executed leases for 2,187,173 RSF

•	14.1% and 6.2% (cash basis) rental rate growth on YTD 3Q14 lease renewals and re-leasing of space

•	Occupancy for properties in North America, as of 3Q14:

•	97.3% occupancy for operating properties, up 230 basis points (“bps”) from 3Q13

•	96.3% occupancy for operating and redevelopment properties, up 180 bps from 3Q13

•	Operating margins solid at 70% for YTD 3Q14

•	53% of total annualized base rent (“ABR”) from investment-grade client tenants

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

External growth: value-creation projects and acquisitions

Value-creation projects

•	Development and redevelopment value-creation projects were 85% leased or under lease negotiations

•	3Q14 key deliveries of value-creation projects:

•	154,100 RSF to the Dana-Farber Cancer Institute, Inc., at 360 Longwood Avenue in our Longwood Medical Area submarket

•	107,250 RSF to Amgen Inc. at 269 East Grand Avenue in our South San Francisco submarket

•	85,417 RSF to The Regents of the University of California and Medivation, Inc., at 499 Illinois Street in our Mission Bay submarket

•	3Q14 key commencements of 100% pre-leased value-creation development projects:

•	422,980 RSF at 1455/1515 Third Street, an unconsolidated joint venture (“JV”) project with Uber Technologies, Inc. (“Uber”) in our Mission Bay submarket; 100% pre-leased to Uber under a 15-year lease

•	149,663 RSF at 5200 Illumina Way – Building 6 in our University Town Center submarket; 100% pre-leased to Illumina, Inc.

•
Non-income-producing assets (CIP and land) are expected to decrease from 17% as of 3Q14 to 13% of our gross real estate by 1Q15, driven by the completion and delivery of high-value, pre-leased development and redevelopment projects

Acquisitions

•
In September 2014, Alexandria and Uber formed a JV and acquired key land parcels at 1455/1515 Third Street in the Mission Bay submarket of San Francisco, for the ground-up development of two Class A buildings aggregating 422,980 RSF. Alexandria holds a 51% interest in the JV. Additionally, Alexandria executed a 15-year lease with Uber for 100% of the project. The purchase price of the land parcels, including 423 parking structure spaces, foundation piles, plans and permits, was $125.0 million, with 49% funded by Uber. The land parcels are fully entitled, including Proposition M office allocation approvals. The timing of revenue recognition for this lease may begin from 3Q16 to 1Q17, subject to completion of the design and budget of the buildings.

Balance sheet

•
In August 2014, Standard & Poor’s Rating Services raised its credit outlook for the Company to Positive from Stable, reflecting continued and further expected improvement in key credit metrics and growth in cash flows. The improvement in the outlook is driven primarily by the near-term completion and delivery of significant rentable square feet of pre-leased value-creation development projects, the lengthening of the weighted average remaining maturity of outstanding debt, and the reduction in unhedged variable-rate debt. As of September 30, 2014, the weighted average remaining maturity of outstanding debt was 5.9 years and our unhedged variable-rate debt as a percentage of total debt was 11%. The Company's credit profile has steadily improved since receipt of its initial credit rating in July 2011.

•
We expect our earnings before interest, taxes, depreciation, and amortization (“EBITDA”) to grow significantly in 2015. This growth in EBITDA, plus cash flows from operating activities, after dividends, is expected to allow us to borrow additional debt in 2015 on a leverage neutral basis and allocate $500 million to $600 million of capital to fund value-creation development projects.

•	In July 2014, we completed an offering of $700 million unsecured senior notes payable, consisting of the following:

•	$400 million of 2.75% unsecured senior notes payable due in 2020

•	$300 million of 4.50% unsecured senior notes payable due in 2029

•	Weighted average interest rate of 3.50%

•	Average maturity of 9.6 years

•	Net proceeds of $694 million were used to reduce variable-rate debt, consisting of:

•	$569 million reduction of borrowings outstanding on our unsecured senior line of credit

•
$125 million partial repayment of our 2016 unsecured senior bank term loan (“2016 Unsecured Senior Bank Term Loan”); we recognized a loss on the early extinguishment of debt related to the write-off of unamortized loan fees totaling $0.5 million, or $0.01 per share.

LEED statistics and other awards

•	As of September 30, 2014, 30 LEED certified projects aggregating 4.6 million RSF were complete and 29 additional LEED projects aggregating 5.0 million square feet were in process.

•
In August 2014, our ground-up development of the West Tower at the Alexandria Center™ for Life Science in New York City, at 430 East 29th Street in our Manhattan submarket, achieved LEED Gold certification.

•
In August 2014, our 225 Binney Street property at the Alexandria Center™ at Kendall Square, a recently certified LEED Gold development project, was awarded the 2014 Best Projects Award by the Engineering News-Record New England for the best office/retail/mixed-use development in the region.

•
In August 2014, our Alexandria Center™ for Life Science at Campus Pointe in San Diego, a LEED Platinum property, was awarded an Orchid Award for Landscape Architecture by the San Diego Architectural Foundation, for its renovation of a commercial building into a suburban infill project.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Guidance

The following updated guidance is based on our current view of existing market conditions and other assumptions for the year ended December 31, 2014.  There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on the following page.

EPS and FFO Per Share Attributable to Alexandria’s Common Stockholders – Diluted	2014 Guidance

Earnings per share	$1.65 – $1.67
Add back: depreciation and amortization	3.16
Other (2)	(0.03)
FFO per share	4.78 – 4.80
Add back: loss on early extinguishment of debt	0.01
FFO per share, as adjusted	$4.79 – $4.81

Key Assumptions (Dollars in thousands)	Low	High
Occupancy percentage for operating properties in North America at December 31, 2014	96.9%	97.3%

Same property performance:
NOI increase	3.5%	5.0%
NOI increase (cash basis)	4.0%	6.0%

Lease renewals and re-leasing of space:
Rental rate increases	11.0%	14.0%
Rental rate increases (cash basis)	4.0%	6.0%

Three months ended December 31, 2014:
Straight-line rents	$10,000	$11,500
General and administrative expenses	$12,500	$13,500
Capitalization of interest (1)	$10,500	$12,000
Interest expense (1)	$22,000	$23,500

Key Credit Metrics	As of December 31, 2014
Net debt to Adjusted EBITDA – 4Q14 annualized (1)	7.1x
Fixed charge coverage ratio – 4Q14 annualized	3.3x
Unhedged variable-rate debt as a percentage of total debt (1)	14%
Non-income-producing assets as a percentage of gross real estate (1)	17%

Sources and Uses of Capital (Dollars in thousands)	Completed as of 9/30/14		Projected for 2014
			Low	High
Sources of debt capital:
Unsecured senior notes payable	$700,000		$700,000	$700,000
Secured notes payable borrowings (3)	157,000		161,000	211,000
Secured notes payable repayments	(208,000)		(210,000)	(210,000)
Unsecured senior bank term loan repayment	(125,000)		(125,000)	(125,000)
Net activity on unsecured senior line of credit	(53,000)		(47,000)	18,000
Net sources of debt capital	471,000		479,000	594,000

Other sources of capital:
Land and other sales – completed/under negotiation (1)	33,000	(4)	110,000	130,000
Other real estate sales – next one to five quarters (5)	—		TBD	TBD
Cash provided by operating activities after dividends	85,000		105,000	120,000
Total sources of capital	$589,000		$694,000	$844,000

Uses of capital:
Construction	$382,000		$530,000	$580,000
Mission Bay pre-leased development JV (6)	64,000		64,000	64,000
Acquisitions	143,000		100,000	200,000
Total uses of capital	$589,000		$694,000	$844,000

(1)
In order to maintain maximum strategic optionality and due to extraordinary strong build to suit leasing demand for the Binney Street land parcels and the likely corresponding reduction in lease-up risk, we have updated our strategy noted in 4Q13 to sell a minority interest in the Binney Street land parcels. Our updated guidance assumes we lease 50, 60, and 100 Binney Street in the near term and retain 100% of each project.

(2)	Includes $0.01 per share gain realized on the sales of land parcels in 2Q14 and 3Q14.

(3)
Includes two non-recourse secured notes payable aggregating $48.3 million assumed in connection with the acquisition of two operating assets in 1Q14, as well as borrowings under secured construction loans.

(4)
The amount completed of $33 million includes one asset sold for $3.4 million in October 2014. As of November 3, 2014, pending sales under negotiation aggregated $83.0 million. These sales are subject to, among other steps, completion of due diligence, environmental review including public commentary, and various board and regulatory approvals.

(5)
We expect to identify real estate sales, including land and non-core/“core-like” operating assets, over the next one to five quarters to generate proceeds for reinvestment into high-value Class A pre-leased development projects. Additionally, we will continue to execute our strategy to deliver solid growth in funds from operations per share, as adjusted, and net asset value in 2014 and 2015, including any impact of asset sales.

(6)	Represents our 51% unconsolidated JV share of the land parcels and parking spaces acquired at 1455/1515 Third Street in the Mission Bay submarket of the San Francisco Bay Area.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	3

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Earnings Call Information

We will host a conference call on Monday, November 3, 2014, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the third quarter ended September 30, 2014. To participate in this conference call, dial (877) 874-1563 or (719) 325-4769 and confirmation code 1901197 shortly before 3:00 p.m. ET/12:00 p.m. noon PT. The audio webcast can be accessed at: www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Monday, November 3, 2014. The replay number is (888) 203-1112 or (719) 457-0820 and the confirmation code is 1901197.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2014, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2014q3.pdf.

For any questions, please contact Joel S. Marcus, Chairman, Chief Executive Officer & Founder, at (626) 578-9693.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is a fully integrated, self-administered, and self-managed REIT uniquely focused on Class A collaborative science and technology campuses in urban innovation clusters including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria is the largest and leading owner, operator, and developer in its niche with a total market capitalization of $9.1 billion as of September 30, 2014, and an asset base of 31.6 million RSF, including 18.5 million RSF of operating and current value-creation projects, as well as an additional 13.1 million RSF in future ground-up development projects.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2014 earnings per share attributable to Alexandria’s common stockholders – diluted, 2014 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on, or non-renewal of, leases by client tenants, general and local economic conditions, a favorable capital market environment, performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Revenues:
Rental	$137,718	$134,992	$130,570	$125,693	$116,052	$403,280	$342,071
Tenant recoveries	45,572	40,944	41,682	39,970	38,691	128,198	110,125
Other income	2,325	466	3,934	3,160	3,572	6,725	10,132
Total revenues	185,615	176,402	176,186	168,823	158,315	538,203	462,328

Expenses:
Rental operations	57,423	52,353	52,507	49,892	47,684	162,283	139,147
General and administrative	12,609	13,836	13,224	12,751	11,666	39,669	35,769
Interest	20,555	17,433	19,123	17,783	16,171	57,111	50,169
Depreciation and amortization	58,388	57,314	50,421	48,084	48,866	166,123	141,039
Loss on early extinguishment of debt	525	—	—	—	1,432	525	1,992
Total expenses	149,500	140,936	135,275	128,510	125,819	425,711	368,116

Income from continuing operations	36,115	35,466	40,911	40,313	32,496	112,492	94,212

(Loss) income from discontinued operations	(180)	(147)	(162)	(143)	(43)	(489)	1,043

Gain on sales of land parcels	8	797	—	4,052	—	805	772
Net income	35,943	36,116	40,749	44,222	32,453	112,808	96,027
Dividends on preferred stock	(6,471)	(6,472)	(6,471)	(6,471)	(6,472)	(19,414)	(19,414)
Net income attributable to noncontrolling interests	(1,340)	(1,307)	(1,195)	(1,110)	(960)	(3,842)	(2,922)
Net income attributable to unvested restricted stock awards	(506)	(405)	(374)	(394)	(442)	(1,285)	(1,187)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$27,626	$27,932	$32,709	$36,247	$24,579	$88,267	$72,504

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$0.39	$0.39	$0.46	$0.51	$0.35	$1.25	$1.06
Discontinued operations	—	—	—	—	—	(0.01)	0.02
Earnings per share – basic and diluted	$0.39	$0.39	$0.46	$0.51	$0.35	$1.24	$1.08

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders – basic and diluted	71,195	71,126	71,073	71,000	70,900	71,121	67,040

Dividends declared per share of common stock	$0.72	$0.72	$0.70	$0.68	$0.68	$2.14	$1.93

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	5

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Assets
Investments in real estate	$7,197,630	$7,030,117	$6,930,262	$6,776,914	$6,613,761
Cash and cash equivalents	67,023	61,701	74,970	57,696	53,839
Restricted cash	24,245	24,519	30,454	27,709	30,654
Tenant receivables	10,830	10,654	10,619	9,918	8,671
Deferred rent	225,506	214,793	202,087	190,425	182,909
Deferred leasing and financing costs	199,835	193,621	192,618	192,658	179,805
Investments	177,577	174,802	169,322	140,288	129,163
Other assets	117,668	105,442	145,707	134,156	159,567
Total assets	$8,020,314	$7,815,649	$7,756,039	$7,529,764	$7,358,369

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$636,825	$615,551	$597,511	$708,831	$708,653
Unsecured senior notes payable	1,747,290	1,048,310	1,048,270	1,048,230	1,048,190
Unsecured senior line of credit	142,000	571,000	506,000	204,000	14,000
Unsecured senior bank term loans	975,000	1,100,000	1,100,000	1,100,000	1,100,000
Accounts payable, accrued expenses, and tenant security deposits	504,535	434,528	443,893	435,342	452,139
Dividends payable	57,549	57,377	55,860	54,420	54,413
Total liabilities	4,063,199	3,826,766	3,751,534	3,550,823	3,377,395

Commitments and contingencies

Redeemable noncontrolling interests	14,348	14,381	14,413	14,444	14,475

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	250,000	250,000	250,000	250,000	250,000
Series E cumulative redeemable preferred stock	130,000	130,000	130,000	130,000	130,000
Common stock	714	713	712	712	711
Additional paid-in capital	3,523,195	3,542,334	3,560,453	3,572,281	3,578,343
Accumulated other comprehensive loss	(28,711)	(16,245)	(18,429)	(36,204)	(40,026)
Alexandria’s stockholders’ equity	3,875,198	3,906,802	3,922,736	3,916,789	3,919,028
Noncontrolling interests	67,569	67,700	67,356	47,708	47,471
Total equity	3,942,767	3,974,502	3,990,092	3,964,497	3,966,499
Total liabilities, noncontrolling interests, and equity	$8,020,314	$7,815,649	$7,756,039	$7,529,764	$7,358,369

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Funds From Operations and Adjusted Funds From Operations
(In thousands)
(Unaudited)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria’s common stockholders – basic and diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria’s common stockholders – diluted.

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Net income attributable to Alexandria’s common stockholders	$27,626	$27,932	$32,709	$36,247	$24,579	$88,267	$72,504
Depreciation and amortization	58,388	57,314	50,421	48,101	49,102	166,123	142,677
Loss on sale of real estate	—	—	—	—	—	—	121
Gain on sales of land parcels	(8)	(797)	—	(4,052)	—	(805)	(772)
Amount attributable to noncontrolling interests/ unvested restricted stock awards:
Net income	1,846	1,712	1,569	1,504	1,402	5,127	4,109
FFO	(2,278)	(1,648)	(1,629)	(1,582)	(1,494)	(5,570)	(3,995)
FFO attributable to Alexandria’s common stockholders – basic	85,574	84,513	83,070	80,218	73,589	253,142	214,644
Assumed conversion of unsecured senior convertible notes	—	—	—	—	5	—	15
FFO attributable to Alexandria’s common stockholders – diluted	85,574	84,513	83,070	80,218	73,594	253,142	214,659
Loss on early extinguishment of debt	525	—	—	—	1,432	525	1,992
Acquisition-related expenses	—	—	—	1,446	—	—	—
Impairment of investments	—	—	—	853	—	—	—
Allocation to unvested restricted stock awards	(4)	—	—	(12)	(11)	(4)	(23)
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	86,095	84,513	83,070	82,505	75,015	253,663	216,628
Non-revenue-enhancing capital expenditures:
Building improvements	(2,405)	(1,255)	(1,780)	(1,047)	(1,481)	(5,440)	(2,414)
Tenant improvements and leasing commissions	(1,693)	(3,934)	(4,053)	(8,291)	(3,739)	(9,680)	(7,611)
Straight-line rent revenue	(10,892)	(12,737)	(11,882)	(7,928)	(5,570)	(35,511)	(20,007)
Straight-line rent expense on ground leases	723	697	711	445	374	2,131	1,451
Capitalized income from development projects	—	—	—	72	40	—	71
Amortization of acquired above and below market leases	(757)	(618)	(816)	(826)	(830)	(2,191)	(2,490)
Amortization of loan fees	2,786	2,743	2,561	2,636	2,487	8,090	7,300
Amortization of debt premiums/discounts	(36)	(69)	205	146	153	100	383
Stock compensation expense	3,068	3,076	3,228	4,011	3,729	9,372	11,541
Allocation to unvested restricted stock awards	71	90	94	94	28	261	105
AFFO attributable to Alexandria’s common stockholders – diluted	$76,960	$72,506	$71,338	$71,817	$70,206	$220,795	$204,957

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	7

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Funds From Operations Per Share and Adjusted Funds From Operations Per Share
(Unaudited)

The following table presents a reconciliation of net income per share attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted. For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Other Information” section in our supplemental information.

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Net income per share attributable to Alexandria’s common stockholders – basic and diluted	$0.39	$0.39	$0.46	$0.51	$0.35	$1.24	$1.08
Depreciation and amortization	0.81	0.81	0.71	0.68	0.69	2.34	2.13
Gain on sale of land parcel	—	(0.01)	—	(0.06)	—	(0.01)	(0.01)
Amount attributable to noncontrolling interests/ unvested restricted stock awards	—	—	—	—	—	(0.01)	—
FFO per share attributable to Alexandria’s common stockholders – basic and diluted	1.20	1.19	1.17	1.13	1.04	3.56	3.20
Loss on early extinguishment of debt	0.01	—	—	—	0.02	0.01	0.03
Acquisition-related expenses	—	—	—	0.02	—	—	—
Impairment of investments	—	—	—	0.01	—	—	—
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.21	1.19	1.17	1.16	1.06	3.57	3.23
Non-revenue-enhancing capital expenditures:
Building improvements	(0.03)	(0.02)	(0.03)	(0.01)	(0.02)	(0.08)	(0.04)
Tenant improvements and leasing commissions	(0.02)	(0.06)	(0.06)	(0.12)	(0.05)	(0.14)	(0.11)
Straight-line rent revenue	(0.15)	(0.18)	(0.17)	(0.11)	(0.08)	(0.50)	(0.30)
Straight-line rent expense on ground leases	0.01	0.01	0.01	0.01	0.01	0.03	0.02
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.03)	(0.04)
Amortization of loan fees	0.03	0.04	0.04	0.03	0.03	0.11	0.12
Stock compensation expense	0.04	0.05	0.05	0.06	0.05	0.13	0.17
Other	—	—	—	—	—	0.01	0.01
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.08	$1.02	$1.00	$1.01	$0.99	$3.10	$3.06

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	8

SUPPLEMENTAL
INFORMATION

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Company Profile

Alexandria Real Estate Equities, Inc. (NYSE:ARE), is the largest and leading REIT uniquely focused on collaborative science and technology campuses in urban innovation clusters, with a total market capitalization of $9.1 billion as of September 30, 2014, and an asset base of 31.6 million RSF, including 18.5 million RSF of operating and current value-creation projects, as well as an additional 13.1 million RSF in future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in AAA locations including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria is known for its high-quality and diverse client tenant base, with approximately 53% of total ABR resulting from investment-grade client tenants (a REIT industry-leading percentage). Alexandria has a longstanding and proven track record of developing Class A assets clustered in urban science and technology campuses that provide its client tenants with highly collaborative, 24/7 live/work/play ecosystems, as well as the critical ability to successfully recruit and retain best-in-class talent and enhance productivity. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Unique niche strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. The key elements of our strategy include:

•
A consistent focus on Class A collaborative science and technology campuses in urban innovation clusters offering highly dynamic 24/7 live/work/play ecosystems with creative amenities that enhance productivity and foster innovation;

•
A unique and proven cluster model concentrating on best-in-class locations, Class A assets, high-quality client tenants, highly skilled scientific and entrepreneurial management talent, and significant and strategic investment risk capital;

•
First-in-class facilities that complement the cutting-edge scientific and managerial talent, smart capital, and world-renowned academic and medical institutions in our clusters, providing our client tenants with dynamic ecosystems to accelerate discovery and commercialization;

•
Utilizing our long-term relationships with real estate professionals, top-tier investors, research institutions, and world-class global network in order to develop, acquire, and lease real estate focused on innovative science and technology companies;

•	Drawing upon our broad and meaningful science and technology industry relationships to attract new and leading client tenants; and

•	Solid and flexible capital structure to enable stable growth.

Client tenant base

The impressive quality, diversity, breadth, and depth of our significant relationships with our client tenants provide Alexandria with solid and stable cash flows. Alexandria’s strong underwriting skills and long-term industry relationships positively distinguish Alexandria from all other publicly traded REITs and real estate companies. As of September 30, 2014, our client tenant base included the following:

•	Investment-grade client tenants represent 53% of total ABR

•	Our ABR consisted of the following client tenant mix:

•	22.5% from life science product, service, and device companies

•	22.4% from multinational pharmaceutical companies

•	21.5% from institutions (academic/medical, non-profit, and U.S. government)

•	20.1% from public biotechnology companies

•	9.9% from private biotechnology companies

•	3.6% from traditional office, tech office, and digital health companies

Executive/senior management

Alexandria’s executive and senior management team has unique experience and expertise in creating collaborative science and technology campuses in urban innovation clusters. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative ecosystems with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Alexandria’s senior management team averages over 25 years of real estate experience, including over 12 years with Alexandria. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships within the science and technology communities in their respective urban innovation clusters. We believe that our unparalleled expertise, experience, reputation, and key relationships with the science and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Executive management

Joel S. Marcus	Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga	Chief Financial Officer, EVP & Treasurer
Peter M. Moglia	Chief Investment Officer
Stephen A. Richardson	Chief Operating Officer & Regional Market Director – San Francisco Bay Area
Jennifer J. Banks	General Counsel, EVP & Corporate Secretary
Thomas J. Andrews	EVP – Regional Market Director – Greater Boston
Daniel J. Ryan	EVP – Regional Market Director – San Diego & Strategic Operations

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	10

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Investor Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Common stock data (at the end of the quarter unless otherwise noted)
	3Q14	2Q14	1Q14	4Q13	3Q13
Closing stock price	$73.75	$77.64	$72.56	$63.62	$63.85
Dividend per share – quarter/annualized	$0.72/2.88	$0.72/2.88	$0.70/2.80	$0.68/2.72	$0.68/2.72
Dividend payout ratio for the quarter	60%	61%	60%	59%	65%
Dividend yield – annualized	3.9%	3.7%	3.9%	4.3%	4.3%
Common shares outstanding (in thousands)	71,372	71,318	71,246	71,172	71,081
Market value of outstanding common shares (in thousands)	$5,263,672	$5,537,136	$5,169,623	$4,527,975	$4,538,517
Total market capitalization (in thousands)	$9,147,179	$9,253,401	$8,799,376	$7,949,276	$7,780,208

Equity research coverage

Alexandria is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management.  Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch	Cowen and Company, LLC	JMP Securities – JMP Group, Inc.	Robert W. Baird & Company
Jamie Feldman / Jeffrey Spector	James Sullivan / Tom Catherwood	Peter Martin / Aaron Hecht	David Rodgers / Mathew Spencer
(646) 855-5808 / (646) 855-1363	(646) 562-1380 / (646) 562-1382	(415) 835-8904 / (415) 835-3963	(216) 737-7341 / (414) 298-5053

Barclays Capital Inc.	Evercore Partners	J.P. Morgan Securities LLC	Standard & Poor’s
Ross Smotrich	Sheila McGrath / Nathan Crossett	Anthony Paolone	Cathy Seifert
(212) 526-2306	(212) 497-0882 / (212) 497-0870	(212) 622-6682	(212) 438-9545

Citigroup Global Markets Inc.	Green Street Advisors, Inc.	RBC Capital Markets	UBS Financial Services Inc.
Michael Bilerman / Emmanuel Korchman	Michael Knott / Kevin Tyler	Michael Carroll / Rich Moore	Ross Nussbaum / Nick Yulico
(212) 816-1383 / (212) 816-1382	(949) 640-8780 / (949) 640-8780	(440) 715-2649 / (440) 715-2646	(212) 713-2484 / (212) 713-3402

Rating agencies

Moody’s Investors Service	Rating	Standard & Poor’s	Rating
Philip Kibel / Merrie Frankel	Baa2	George Skoufis / Jaime Gitler	BBB-
(212) 553-4569 / (212) 553-3652	Stable Outlook	(212) 438-2608 / (212) 438-5049	Positive Outlook

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	11

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Financial and Asset Base Highlights
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Operating data
Total revenues	$185,615	$176,402	$176,186	$168,823	$158,315
Operating margins	69%	70%	70%	70%	70%
Adjusted EBITDA – quarter annualized	$473,884	$452,568	$454,084	$449,456	$411,548
Adjusted EBITDA – trailing 12 months	$457,498	$441,914	$428,699	$414,119	$403,974
Adjusted EBITDA margins – quarter annualized	64%	64%	65%	67%	65%
General and administrative expense as a percentage of total assets – trailing 12 months	0.7%	0.7%	0.6%	0.6%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	7.4%	7.6%	7.6%	7.7%	7.9%
Capitalized interest	$12,125	$11,302	$12,013	$14,116	$16,788
Weighted average interest rate for capitalization of interest during period	3.73%	3.41%	3.88%	4.09%	4.33%

Net income, FFO, and AFFO
Net income attributable to Alexandria’s common stockholders	$27,626	$27,932	$32,709	$36,247	$24,579
FFO attributable to Alexandria’s common stockholders – diluted	$85,574	$84,513	$83,070	$80,218	$73,594
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$86,095	$84,513	$83,070	$82,505	$75,015
AFFO attributable to Alexandria’s common stockholders – diluted	$76,960	$72,506	$71,338	$71,817	$70,206

Per share data
Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$0.39	$0.39	$0.46	$0.51	$0.35
FFO per share attributable to Alexandria’s common stockholders – diluted	$1.20	$1.19	$1.17	$1.13	$1.04
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.21	$1.19	$1.17	$1.16	$1.06
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.08	$1.02	$1.00	$1.01	$0.99

Leasing activity and same property performance
Leasing activity – rentable square feet	871,416	752,364	563,394	1,344,687	829,533
Leasing activity – change in average new rental rates over expiring rates:
– Rental rate increases	18.6%	9.9%	18.2%	18.2%	16.5%
– Rental rate increases (cash basis)	5.6%	3.0%	10.4%	2.6%	4.1%
Same property – performance over comparable quarter from prior year:
– Same property NOI	5.0%	5.3%	3.8%	1.4%	1.9%
– Same property NOI (cash basis)	5.9%	5.7%	4.3%	4.6%	4.7%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Financial and Asset Base Highlights (continued)
(Dollars in thousands, except per leased RSF amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Asset base statistics – at end of period
Number of properties	194	191	189	184	180
Rentable square feet (operating and current value-creation projects)	18,458,379	17,881,108	17,715,931	17,461,030	17,260,189
Total square footage (including near-term and future developable square feet)	31,617,818	31,378,329	31,239,652	30,934,751	30,883,069
ABR per occupied RSF	$37.23	$36.76	$36.18	$35.90	$35.20
Occupancy of operating properties – North America	97.3%	96.9%	96.6%	95.9%	95.0%
Occupancy of operating and redevelopment properties – North America	96.3%	95.6%	95.1%	95.5%	94.5%
Occupancy of operating properties	94.9%	95.3%	94.9%	94.4%	93.5%
Occupancy of operating and redevelopment properties	94.0%	94.0%	93.5%	93.8%	92.8%

Selected balance sheet information – at end of period
Gross investments in real estate	$8,280,799	$8,069,927	$7,923,080	$7,729,020	$7,529,255
Total assets	$8,020,314	$7,815,649	$7,756,039	$7,529,764	$7,358,369
Gross assets	$9,103,483	$8,855,459	$8,748,857	$8,481,870	$8,273,863
Total unsecured debt	$2,864,290	$2,719,310	$2,654,270	$2,352,230	$2,162,190
Total debt	$3,501,115	$3,334,861	$3,251,781	$3,061,061	$2,870,843
Net debt	$3,409,847	$3,248,641	$3,146,357	$2,975,656	$2,786,350
Total liabilities	$4,063,199	$3,826,766	$3,751,534	$3,550,823	$3,377,395
Common shares outstanding (in thousands)	71,372	71,318	71,246	71,172	71,081
Total market capitalization	$9,147,179	$9,253,401	$8,799,376	$7,949,276	$7,780,208

Key credit metrics
Net debt to Adjusted EBITDA – quarter annualized	7.2x	7.2x	6.9x	6.6x	6.8x
Net debt to Adjusted EBITDA – trailing 12 months	7.5x	7.4x	7.3x	7.2x	6.9x
Fixed charge coverage ratio – quarter annualized	3.3x	3.5x	3.3x	3.2x	2.8x
Fixed charge coverage ratio – trailing 12 months	3.3x	3.2x	3.0x	2.9x	2.8x
Non-income-producing assets as a percentage of gross investments in real estate	17%	17%	17%	17%	20%
Unencumbered NOI as a percentage of total NOI	84%	84%	83%	69%	69%
Dividend payout ratio (common stock)	60%	61%	60%	59%	65%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	13

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Operating Metrics
(Unaudited)

Occupancy of Operating Properties North America		Same Property NOI Growth	NOI (In millions)

(0.5%)
1.8%
4.5%
3.5%
5.4%
5.2%
2012
2013
3Q14 YTD
2012
2013
3Q14 YTD

Drivers of Cash NOI Growth		Rental Rate Growth: Renewed/Re-leased Space	Operating Margin

16.2%
14.1%
5.2%
6.2%
4.0%
(2.0%)
2012
2013
3Q14
YTD
2012
2013
3Q14
YTD

Percentage of leases containing annual rent escalations	95%
Percentage of triple net leases	95%
Percentage of leases providing for the recapture of capital expenditures	93%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Same Property Performance
(Dollars in thousands)
(Unaudited)

Same Property Financial Data	3Q14	YTD 3Q14	Same Property Statistical Data	3Q14	YTD 3Q14
Percentage change over comparable period from prior year:			Number of same properties	154	153
NOI	5.0%	4.5%	Rentable square feet	13,677,346	13,442,099
NOI (cash basis)	5.9%	5.2%	Occupancy – current period average	96.9%	96.6%
Operating margin	68%	69%	Occupancy – same period prior year average	93.6%	93.3%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change
Revenues:
Rental – same properties	$117,411	$111,069	$6,342	5.7%	$333,706	$320,053	$13,653	4.3%
Rental – non-same properties	20,307	4,983	15,324	307.5	69,574	22,018	47,556	216.0
Total rental	137,718	116,052	21,666	18.7	403,280	342,071	61,209	17.9

Tenant recoveries – same properties	40,890	37,401	3,489	9.3	112,278	103,987	8,291	8.0
Tenant recoveries – non-same properties	4,682	1,290	3,392	262.9	15,920	6,138	9,782	159.4
Total tenant recoveries	45,572	38,691	6,881	17.8	128,198	110,125	18,073	16.4

Other income – same properties	22	10	12	120.0	321	140	181	129.3
Other income – non-same properties	2,303	3,562	(1,259)	(35.3)	6,404	9,992	(3,588)	(35.9)
Total other income	2,325	3,572	(1,247)	(34.9)	6,725	10,132	(3,407)	(33.6)

Total revenues – same properties	158,323	148,480	9,843	6.6	446,305	424,180	22,125	5.2
Total revenues – non-same properties	27,292	9,835	17,457	177.5	91,898	38,148	53,750	140.9
Total revenues	185,615	158,315	27,300	17.2	538,203	462,328	75,875	16.4

Expenses:
Rental operations – same properties	51,229	46,465	4,764	10.3	139,759	130,937	8,822	6.7
Rental operations – non-same properties	6,194	1,219	4,975	408.1	22,524	8,210	14,314	174.3
Total rental operations	57,423	47,684	9,739	20.4	162,283	139,147	23,136	16.6

Net operating income:
NOI – same properties	107,094	102,015	5,079	5.0	306,546	293,243	13,303	4.5
NOI – non-same properties	21,098	8,616	12,482	144.9	69,374	29,938	39,436	131.7
Total NOI	$128,192	$110,631	$17,561	15.9%	$375,920	$323,181	$52,739	16.3%

NOI – same properties	$107,094	$102,015	$5,079	5.0%	$306,546	$293,243	$13,303	4.5%
Less: straight-line rent adjustments	(4,974)	(5,596)	622	(11.1)	(15,467)	(16,575)	1,108	(6.7)
NOI (cash basis) – same properties	$102,120	$96,419	$5,701	5.9%	$291,079	$276,668	$14,411	5.2%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	15

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Same Property Performance (continued)
(Unaudited)

The charts below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance has been based upon a pool of operating assets and completed developed and redeveloped assets to the extent that those assets were operating for the entirety of the comparable same property periods presented. The two alternative calculations presented below consist of (i) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped and (ii) the same property performance for the operating portfolio including those assets that were either under current redevelopment or previously completed redevelopments. From 2011 through 2013, our same property performance was generally consistent in each of the three calculations. For the nine months ended September 30, 2014, and the year ended December 31, 2013, same property performance including redevelopment properties, as shown in the table, would have been meaningfully higher than our traditional method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in NOI as a result of the completion of the conversion of non-laboratory space (with lower NOI) to laboratory/office space (with higher NOI) through redevelopment.  We believe our traditional method of reporting same property performance is a more useful presentation since it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

Percentage change in same property NOI over preceding period

Percentage change in same property NOI over preceding period – cash basis

NOI Included in All Comparative Periods
	Operating Properties	Recently Completed		Properties Under Active
Legend		Developments	Redevelopments	Development	Redevelopment
Same property data as reported	Yes	Yes (1)	Yes (1)	No	No

Same property operating portfolio	Yes	No	No	No	No

Same property data including redevelopments	Yes	No	Yes	No	Yes

(1)
Recently delivered developments and redevelopments are included in the same property data for each of the year-over-year comparison periods only if the property was operating during both entire same property periods. For example, projects completed during 2012 are included in 2014 versus 2013 same property performance (as a percentage change over 2013).

The following table reconciles same properties to total properties for the nine months ended September 30, 2014:

Development – current	Properties
75/125 Binney Street	1
499 Illinois Street	1
1455/1515 Third Street (unconsolidated JV)	2
3013/3033 Science Park Road	2
5200 Illumina Way – Building 6	1
430 East 29th Street	1
360 Longwood Avenue (unconsolidated JV)	1
9

Development – deliveries since January 1, 2013	Properties
225 Binney Street	1
269 East Grand Avenue	1
2

Redevelopment – current	Properties
225 Second Avenue	1
11055/11065 Roselle Street	2
3

Redevelopment – deliveries since January 1, 2013	Properties
400 Technology Square	1
1551 Eastlake Avenue East	1
285 Bear Hill Road	1
343 Oyster Point Boulevard	1
1616 Eastlake Avenue East	1
9800 Medical Center Drive	3
4757 Nexus Center Drive	1
11075 Roselle Street	1
10121 Barnes Canyon Road	1
11

Summary	Properties
Development – current	9
Development – deliveries	2
Redevelopment – current	3
Redevelopment – deliveries	11

Development/redevelopment – Asia	5

Acquisitions in North America since January 1, 2013:
10151 Barnes Canyon Road	1
407 Davis Drive	1
150 Second Street	1
3545 Cray Court	1
4025/4031/4045 Sorrento Valley Boulevard	3

Properties “held for sale”	4
Total properties excluded from same properties	41

Same properties	153

Total properties as of September 30, 2014	194

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	16

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Leasing Activity
(Unaudited)

	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014			Year Ended December 31, 2013
	Including Straight-line Rent	Cash Basis	Including Straight-line Rent		Cash Basis	Including Straight-line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	18.6%	5.6%	14.1%		6.2%	16.2%	4.0%
New rates	$36.42	$36.40	$41.05		$41.51	$32.00	$31.04
Expiring rates	$30.70	$34.47	$35.97		$39.07	$27.53	$29.84
Rentable square footage	169,248		1,129,082			1,838,397
Number of leases	25		99			120
TIs/lease commissions per square foot	$6.78		$8.57			$8.65
Average lease terms	2.3 years		3.3 years			5.2 years

Developed/redeveloped/previously vacant space leased
New rates	$45.19	$39.15	$41.84		$37.18	$44.63	$41.86
Rentable square footage	702,168		1,058,091			1,806,659
Number of leases	19		47			92
TIs/lease commissions per square foot	$13.07		$13.86			$19.16
Average lease terms	13.8 years		11.8 years			10.0 years

Leasing activity summary (totals):
New rates	$43.49	$38.61	$41.43		$39.42	$38.26	$36.40
Rentable square footage	871,416		2,187,173	(2)		3,645,056
Number of leases	44		146			212
TIs/lease commissions per square foot	$11.85		$11.13			$13.86
Average lease terms	11.6 years		7.4 years			7.6 years

Lease expirations (1)
Expiring rates	$29.75	$33.55	$34.11		$36.99	$27.74	$30.16
Rentable square footage	198,961		1,279,634			2,127,190
Number of leases	34		117			151

(1)
Leasing activity and lease expirations exclude month to month leases. The respective leasing activity was 19 month-to-month leases for 92,087 RSF at September 30, 2014, and 13 month-to-month leases for 22,172 RSF at December 31, 2013.

(2)	During the nine months ended September 30, 2014, we granted tenant concessions/free rent averaging approximately 2.9 months with respect to the 2,187,173 RSF leased.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Lease Expirations
(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	ABR of Expiring Leases (per RSF)
2014	16	(1)	222,245	(1)	1.4%	$31.78
2015	87		1,156,406		7.4%	$28.24
2016	88		1,386,496		8.9%	$34.81
2017	83		1,684,354		10.8%	$28.39
2018	63		1,586,679		10.1%	$40.19
2019	54		1,306,795		8.3%	$36.15
2020	33		1,144,822		7.3%	$37.21
2021	31		1,125,173		7.2%	$38.90
2022	17		633,004		4.0%	$29.45
2023	21		1,076,027		6.9%	$35.40
Thereafter	41		3,302,422		21.1%	$44.61

	2014 RSF of Expiring Leases						ABR of Expiring Leases (per RSF)	2015 RSF of Expiring Leases						ABR of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total (1)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total
Market
Greater Boston	51,270	—	—	13,111		64,381	$36.01	13,320	32,271	—		265,844	311,435	$34.76
San Francisco Bay Area	—	2,894	—	—		2,894	34.23	71,746	47,610	—		76,441	195,797	34.22
New York City	49,550	—	—	21,712		71,262	31.05	—	—	—		9,380	9,380	N/A
San Diego	—	—	—	—		—	—	51,768	—	48,880	(2)	96,083	196,731	22.25
Seattle	5,991	—	—	900		6,891	N/A	—	21,811	—		44,883	66,694	25.45
Maryland	—	—	—	67,012	(3)	67,012	28.30	—	36,576	—		131,158	167,734	20.04
Research Triangle Park	—	—	—	249		249	N/A	—	38,274	—		158,321	196,595	20.43
Non-cluster markets	—	—	—	5,487		5,487	24.86	—	—	—		7,117	7,117	21.48
Asia	—	4,069	—	—		4,069	11.64	—	—	—		4,923	4,923	17.08
Total	106,811	6,963	—	108,471		222,245	$31.78	136,834	176,542	48,880		794,150	1,156,406	$28.24
Percentage of expiring leases	48%	3%	—%	49%		100%		12%	15%	4%		69%	100%

(1)	Excludes 19 month-to-month leases for 92,087 RSF.

(2)
Represents the RSF at 10151 Barnes Canyon Road, which was acquired in 3Q13. This property will undergo conversion into tech office space through redevelopment in 4Q15 upon expiration of the lease that has been in place since the acquisition of the property.

(3)
Includes a 54,906 RSF lease expiration in 4Q14 at our 5 Research Court project in Rockville.  Subject to local market conditions, this property may undergo conversion from non-laboratory into laboratory/office through redevelopment upon rollover.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Top 20 Client Tenants
(Dollars in thousands)
(Unaudited)

		Remaining Lease Term in Years (1)	Aggregate RSF	ABR	Percentage of Aggregate ABR	Investment-Grade Ratings
	Client Tenant					Fitch	Moody’s	S&P
1	Novartis AG	2.9	699,071	$34,030	6.2%	AA	Aa3	AA-
2	Illumina, Inc.	15.9	569,294	25,649	4.7	—	—	—
3	New York University	16.0	207,777	19,778	3.6	—	Aa3	AA-
4	Roche	5.3	409,734	18,656	3.4	AA	A1	AA
5	United States Government	8.8	399,633	17,923	3.3	AAA	Aaa	AA+
6	Eli Lilly and Company	9.1	257,119	15,257	2.8	A	A2	AA-
7	Amgen Inc.	9.0	401,623	14,404	2.6	BBB	Baa1	A
8	FibroGen, Inc.	9.1	234,249	14,197	2.6	—	—	—
9	Biogen Idec Inc.	13.7	313,872	13,707	2.5	—	Baa1	A-
10	Dana-Farber Cancer Institute, Inc.	15.5	154,100	11,483	2.1	—	A1	—
11	Bristol-Myers Squibb Company	4.3	251,316	10,087	1.8	A-	A2	A+
12	Celgene Corporation	6.9	268,836	10,024	1.8	—	Baa2	BBB+
13	The Scripps Research Institute	2.0	218,031	9,965	1.8	AA-	Aa3	—
14	The Regents of the University of California	8.7	230,446	9,960	1.8	AA	Aa2	AA
15	GlaxoSmithKline plc	4.8	208,394	9,944	1.8	A+	A2	A+
16	Massachusetts Institute of Technology	3.2	202,897	9,535	1.7	—	Aaa	AAA
17	Alnylam Pharmaceuticals, Inc.	7.0	129,424	6,955	1.3	—	—	—
18	AstraZeneca PLC	2.3	218,308	6,835	1.2	AA-	A2	AA-
19	Pfizer Inc.	5.1	128,348	6,396	1.2	A+	A1	AA
20	Gilead Sciences, Inc.	5.8	109,969	5,824	1.1	—	Baa1	A-
	Total/weighted average	8.4	5,612,441	$270,609	49.3%

Investment-Grade Client Tenants:
53%
of ARE’s Total ABR

(1)	Represents remaining lease term in years based on percentage of aggregate ABR in effect as of September 30, 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Client Tenant Mix
(Unaudited)

(By ABR)

Multinational Pharmaceutical	Institutions (Academic/Medical, Non-Profit, and U.S. Government)	Life Science Product, Service, and Device	Biotechnology: Public & Private
• Astellas Pharma Inc.
• AstraZeneca PLC
• Bayer AG
• Bristol-Myers Squibb Company
• Eisai Co., Ltd.
• Eli Lilly and Company
• GlaxoSmithKline plc
• Merck & Co., Inc.
• Novartis AG
• Pfizer Inc.
• Roche
• Sanofi
• Shire plc
• UCB S.A.

• Dana-Farber Cancer Institute, Inc.
• Duke University
• Environmental Protection Agency
• Fred Hutchinson Cancer Research Center
• Massachusetts Institute of Technology
• National Institutes of Health
• New York University
• Partners HealthCare System, Inc.
• Sanford-Burnham Medical Research Institute
• Stanford University
• The Regents of the University of California
• The Scripps Research Institute
• UMass Memorial Health Care, Inc.
• University of North Carolina Health Care System
• United States Government
• University of Washington

• Aramco Services Company
• BASF Corporation
• Canon U.S. Life Sciences, Inc.
• Covance Inc.
• DSM N.V.
• Fluidigm Corporation
• Foundation Medicine, Inc.
• Google Inc.
• Illumina, Inc.
• Laboratory Corporation of America Holdings
• Monsanto Company
• Myriad Genetics, Inc.
• Quest Diagnostics Incorporated
• Sigma-Aldrich Corporation
• Thermo Fisher Scientific Inc.

• Alnylam Pharmaceuticals, Inc.
• Amgen Inc.
• Biogen Idec Inc.
• bluebird bio, Inc.
• Celgene Corporation
• Constellation Pharmaceuticals, Inc.
• Epizyme, Inc.
• FibroGen, Inc.
• FORMA Therapeutics, Inc.
• Gilead Sciences, Inc.
• Medivation, Inc.
• Nektar Therapeutics
• Principia Biopharma Inc.
• Proteostasis Therapeutics, Inc.
• Quanticel Pharmaceuticals, Inc.
• Theravance Biopharma, Inc.
• Warp Drive Bio, LLC

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Summary of Properties and Occupancy
(Unaudited)

Summary of properties

	RSF					Number of Properties	ABR (Dollars in thousands)
Market	Operating	Development	Redevelopment	Total	% Total
Greater Boston	3,701,814	647,706	112,500	4,462,020	24%	39	$162,524	30%
San Francisco Bay Area	2,805,096	484,921	—	3,290,017	18	28	116,755	21
New York City	725,099	188,196	—	913,295	5	6	51,507	9
San Diego	2,897,492	315,601	31,277	3,244,370	18	47	98,747	18
Seattle	746,260	—	—	746,260	4	10	29,941	6
Maryland	2,156,196	—	—	2,156,196	12	29	50,449	9
Research Triangle Park	1,025,786	—	—	1,025,786	6	15	21,631	4
Canada	1,103,507	—	—	1,103,507	6	5	9,031	2
Non-cluster markets	60,178	—	—	60,178	—	2	997	—
North America	15,221,428	1,636,424	143,777	17,001,629	93	181	541,582	99
Asia	1,067,702	304,762	—	1,372,464	7	9	6,359	1
Continuing operations	16,289,130	1,941,186	143,777	18,374,093	100	190	$547,941	100%
Properties “held for sale”	84,286	—	—	84,286	—	4
Total	16,373,416	1,941,186	143,777	18,458,379	100%	194

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Market	9/30/14	6/30/14	9/30/13	9/30/14	6/30/14	9/30/13
Greater Boston	98.6%	98.5%	96.3%	95.7%	95.5%	96.3%
San Francisco Bay Area	99.0	98.4	96.1	99.0	98.4	96.1
New York City	98.4	98.4	98.4	98.4	98.4	98.4
San Diego	97.1	97.2	95.0	96.1	94.4	92.7
Seattle	94.7	93.3	90.1	94.7	93.3	90.1
Maryland	93.8	92.7	93.7	93.8	92.7	93.7
Research Triangle Park	96.7	97.3	92.0	96.7	97.3	92.0
Canada	97.6	97.6	96.8	97.6	97.6	96.8
Non-cluster markets	93.9	93.9	91.7	93.9	93.9	91.7
North America	97.3	96.9	95.0	96.3	95.6	94.5
Asia	62.8	69.1	63.9	62.8	69.1	59.8
Continuing operations	94.9%	95.3%	93.5%	94.0%	94.0%	92.8%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center™ at Kendall Square	973,464	388,270	—	1,361,734	6	$44,661	99.4%	99.4%
75/125 and 225 Binney Street, 161 and 215 First Street, 150 Second Street, and 300 Third Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	67,252	100.0	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
480/500 Arsenal Street	234,260	—	—	234,260	2	8,281	100.0	100.0
780/790 Memorial Drive	99,350	—	—	99,350	2	6,623	96.0	96.0
167 Sidney Street/99 Erie Street	54,549	—	—	54,549	2	2,712	100.0	100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	—	25,309	1	620	100.0	100.0
Longwood Medical Area
360 Longwood Avenue (Unconsolidated JV – 27.5% ownership)	154,100	259,436	—	413,536	1	11,483	100.0	100.0
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	8,225	87.3	87.3
3, 6, and 8 Preston Court; 29, 35, and 44 Hartwell Avenue; 35, 45, and 47 Wiggins Avenue; and 60 Westview Street
19 Presidential Way	128,325	—	—	128,325	1	3,398	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	2,303	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	801	100.0	100.0
225 Second Avenue (1)	—	—	112,500	112,500	1	—	N/A	—
Rte 495/Worcester
111/130 Forbes Boulevard	155,846	—	—	155,846	2	1,415	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	670	100.0	100.0
306 Belmont Street and 350 Plantation Street	90,690	—	—	90,690	2	1,315	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Greater Boston	3,701,814	647,706	112,500	4,462,020	39	$162,524	98.6%	95.7%

(1) Redevelopment property acquired in March 2014 to accommodate expansion requirement of existing tenant.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Francisco Bay Area
Mission Bay
409/499 Illinois Street	391,882	61,941	—	453,823	2	$22,954	100.0%	100.0%
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	9,671	100.0	100.0
1500 Owens Street	158,267	—	—	158,267	1	7,107	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	9,420	100.0	100.0
1455/1515 Third Street (Unconsolidated JV – 51.0% ownership)	—	422,980	—	422,980	2	—	N/A	N/A
South San Francisco
Alexandria Technology Center – Gateway	448,175	—	—	448,175	6	16,815	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
249/259/269 East Grand Avenue	407,369	—	—	407,369	3	16,489	100.0	100.0
400/450 East Jamie Court	163,035	—	—	163,035	2	5,890	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	5,540	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,391	100.0	100.0
341/343 Oyster Point Boulevard	107,960	—	—	107,960	2	3,313	100.0	100.0
Palo Alto/Stanford Research Park
849/863 Mitten Road and 866 Malcolm Road	103,611	—	—	103,611	1	2,415	96.2	96.2
2425 Garcia Avenue and 2400/2450 Bayshore Parkway	98,446	—	—	98,446	1	3,869	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
75/125 Shoreway Road	82,815	—	—	82,815	1	1,408	71.0	71.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,669	100.0	100.0
San Francisco Bay Area	2,805,096	484,921	—	3,290,017	28	$116,755	99.0%	99.0%

New York City
Manhattan
Alexandria Center™ for Life Science	539,584	188,196	—	727,780	2	$44,940	99.2%	99.2%
430 and 450 East 29th Street
Bergen County
100 Phillips Parkway	78,501	—	—	78,501	1	2,213	90.8	90.8
Pennsylvania
102 Witmer Road	50,000	—	—	50,000	1	3,345	100.0	100.0
701 Veterans Circle	35,155	—	—	35,155	1	735	100.0	100.0
5100 Campus Drive	21,859	—	—	21,859	1	274	100.0	100.0
New York City	725,099	188,196	—	913,295	6	$51,507	98.4%	98.4%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Nautilus	241,191	—	—	241,191	4	$7,899	90.3%	90.3%
3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
ARE Sunrise	215,931	—	—	215,931	3	7,999	98.1	98.1
10931, 10933, and 10975 North Torrey Pines Road and 3010 Science Park Road
ARE Spectrum	158,645	165,938	—	324,583	4	7,132	100.0	100.0
3115/3215 Merryfield Row and 3013/3033 Science Park Road
11119 North Torrey Pines Road	72,506	—	—	72,506	1	2,570	100.0	100.0
3545 Cray Court	116,556	—	—	116,556	1	4,765	100.0	100.0
University Town Center
5200 Illumina Way	497,078	149,663	—	646,741	6	21,431	100.0	100.0
10300 Campus Point Drive	449,759	—	—	449,759	1	16,446	100.0	100.0
ARE Esplanade	180,208	—	—	180,208	3	6,737	93.1	93.1
4755, 4757, and 4767 Nexus Center Drive
ARE Towne Centre	138,578	—	—	138,578	3	3,835	95.9	95.9
9363, 9373, and 9393 Towne Centre Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
Sorrento Mesa
5810/5820/6138/6150 Nancy Ridge Drive	143,996	—	—	143,996	2	2,817	73.6	73.6
ARE Portola	105,812	—	—	105,812	3	1,746	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
10121/10151 Barnes Canyon Road (1)	102,392	—	—	102,392	2	1,881	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,452	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	973	100.0	100.0
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	90,378	—	31,277	121,655	6	2,253	100.0	74.3
3985/4025/4031/4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	2,542	100.0	100.0
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	2,897,492	315,601	31,277	3,244,370	47	$98,747	97.1%	96.1%

(1) We acquired these properties in 3Q13 with in-place leases. We completed the redevelopment of 53,512 RSF at 10121 Barnes Canyon Road in 3Q14. Includes 48,880 RSF at 10151 Barnes Canyon Road. This property will undergo conversion into tech office space through redevelopment in 4Q15 upon expiration of the lease that was in place since the acquisition of the property.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Seattle
Lake Union
1201/1208 Eastlake Avenue East	203,369	—	—	203,369	2	$8,748	100.0%	100.0%
1616 Eastlake Avenue East	168,708	—	—	168,708	1	6,251	83.8	83.8
1551 Eastlake Avenue East	117,482	—	—	117,482	1	3,108	89.4	89.4
199 East Blaine Street	115,084	—	—	115,084	1	6,163	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,519	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,266	100.0	100.0
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	35,175	—	—	35,175	2	1,047	100.0	100.0
Seattle	746,260	—	—	746,260	10	$29,941	94.7%	94.7%

Maryland
Rockville
9800 Medical Center Drive	282,436	—	—	282,436	4	$12,596	100.0%	100.0%
1330 Piccard Drive	131,511	—	—	131,511	1	3,125	100.0	100.0
1500/1550 East Gude Drive	90,489	—	—	90,489	2	1,524	90.5	90.5
14920/15010 Broschart Road	86,703	—	—	86,703	2	1,944	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,091	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,373	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	1,598	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,169	100.0	100.0
Gaithersburg
Alexandria Technology Center – Gaithersburg I	377,401	—	—	377,401	4	6,784	83.9	83.9
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center – Gaithersburg II	237,137	—	—	237,137	5	5,308	95.4	95.4
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
16020 Industrial Drive	71,000	—	—	71,000	1	1,048	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,105	86.2	86.2
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,190	100.0	100.0
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	1,919	77.3	77.3
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,156,196	—	—	2,156,196	29	$50,449	93.8%	93.8%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Research Triangle Park
Research Triangle Park
Alexandria Technology Center – Alston	186,870	—	—	186,870	3	$3,040	95.3%	95.3%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,955	100.0	100.0
Alexandria Innovation Center – Research Triangle Park	135,677	—	—	135,677	3	2,856	99.7	99.7
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,062	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,157	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	81,580	—	—	81,580	1	1,686	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,308	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	530	100.0	100.0
Palm Beach
555 Heritage Drive	45,023	—	—	45,023	1	569	44.4	44.4
Research Triangle Park	1,025,786	—	—	1,025,786	15	$21,631	96.7%	96.7%

Canada (1)	1,103,507	—	—	1,103,507	5	$9,031	97.6%	97.6%

Non-Cluster Markets	60,178	—	—	60,178	2	$997	93.9%	93.9%

North America	15,221,428	1,636,424	143,777	17,001,629	181	$541,582	97.3%	96.3%

Asia	1,067,702	304,762	—	1,372,464	9	$6,359	62.8%	62.8%

Continuing Operations	16,289,130	1,941,186	143,777	18,374,093	190	$547,941	94.9%	94.0%

Properties “held for sale”	84,286	—	—	84,286	4

Total	16,373,416	1,941,186	143,777	18,458,379	194

(1) Includes land and improvements subject to a ground lease with a client tenant aggregating 780,540 RSF. This RSF has been excluded for occupancy purposes.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Investments in Real Estate
(Dollars in thousands, except per square foot amounts)
(Unaudited)

		Investment in Real Estate
		Consolidated	Pro Rata Share of Unconsolidated JV	Total		Square Feet
								Unconsolidated JV			Per SF (1)
	Page			Amount	%	Consolidated			Total

Rental properties	21, 32	$6,849,966	$43,535	$6,893,501	83%	16,219,316		154,100	16,373,416		$427

Construction in progress (“CIP”)/current value-creation projects:
Current development in North America	31, 32	532,053	110,264	642,317		954,008		682,416	1,636,424		514
Current redevelopment in North America	34	32,661	—	32,661		143,777		—	143,777		227
Current development in Asia	45	35,602	—	35,602		304,762		—	304,762		117
		600,316	110,264	710,580	9%	1,402,547		682,416	2,084,963		436

Rental properties and current value-creation projects		7,450,282	153,799	7,604,081		17,621,863		836,516	18,458,379		428

Near-term value-creation projects in North America (CIP):
50, 60, and 100 Binney Street	35	313,379	—	313,379	4%	1,062,180		—	1,062,180		295
Other projects	35	90,843	—	90,843	1%	864,151		—	864,151		105
		404,222	—	404,222		1,926,331		—	1,926,331		210

Future value-creation projects:
North America	35	221,572	—	221,572	2%	4,563,401	(2)	—	4,563,401	(2)	49
Asia	45	78,319	—	78,319	1%	6,419,707		—	6,419,707		12
		299,891	—	299,891		10,983,108		—	10,983,108		27

Land under sales contract	44	12,236	—	12,236	—%	250,000		—	250,000		49

Near-term and future value-creation projects		716,349	—	716,349		13,159,439		—	13,159,439		54

Current, near-term and future value-creation projects		1,316,665	110,264	1,426,929	17%	14,561,986		682,416	15,244,402		107

Gross investments in real estate		8,166,631	153,799	$8,320,430	100%	30,781,302		836,516	31,617,818		$273
Less: accumulated depreciation		(1,083,169)	(22)
Equity method of accounting – unconsolidated JV (3)	41	114,168	N/A
Investments in real estate		$7,197,630	$153,777

(1)
Represents the total cost of our rental properties and value-creation projects, including outside partners’ share in the case of JVs, divided by the total rentable or developable square feet of the respective real estate.

(2)
Includes 1,185,000 RSF attributable to embedded land, which generally represents adjacent land acquired in connection with the acquisition of operating properties. As a result, the real estate basis attributable to these land parcels is classified in rental properties.

(3)
Represents our equity method of accounting for investment in unconsolidated JVs and includes costs incurred directly by us outside of the JV. See page 32 for further detail of the unconsolidated JV development projects.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Investments in Real Estate (continued)
(Unaudited)

17%
Current
(CIP)
9%
Current Development/
Redevelopment Projects
Near-Term
(CIP)
4%
50, 60, & 100 Binney Street
Cambridge, MA
1%
Other in North America
Future
2%
North America
1%
Other

(1)	Represents non-income-producing assets as a percentage of gross investments in real estate. See pre-leasing of current projects on pages 31, 32, and 34.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Overview of Value-Creation Pipeline

			Square Feet	Leased/Negotiating %		Year of NOI Contribution – Forecast
Market	Submarket	Address				2014	2015	2016	2017 and Beyond
Current value-creation development and redevelopment projects
Greater Boston	Longwood Medical Area	360 Longwood Avenue	413,536	49%
San Francisco Bay Area	Mission Bay	499 Illinois Street	219,574	100%
New York City	Manhattan	430 East 29th Street	418,638	83%
San Diego	Sorrento Valley	11055/11065/11075 Roselle Street	55,213	75%
Greater Boston	Cambridge	75/125 Binney Street	388,270	99%
San Diego	Torrey Pines	3013/3033 Science Park Road	165,938	63%
Greater Boston	Route 128	225 Second Avenue	112,500	100%
San Diego	University Town Center	5200 Illumina Way – Building 6	149,663	100%
San Francisco Bay Area	Mission Bay	1455/1515 Third Street	422,980	100%
Total/weighted average			2,346,312	85%

Near-term value-creation development projects (1)			Square Feet	Negotiating %
San Diego	University Town Center	5200 Illumina Way	140,000	100%	(2)
San Diego	University Town Center	10300 Campus Point Drive	140,000	76%	(2)
Greater Boston	Cambridge	50 Binney Street	276,371	100%	(2)
Greater Boston	Cambridge	60 Binney Street	264,150	100%	(2)
San Diego	University Town Center	5200 Illumina Way	178,151	—%
Seattle	Lake Union	1165 Eastlake Avenue East	106,000	100%	(2)
Greater Boston	Cambridge	100 Binney Street	416,788	100%	(2)
San Francisco Bay Area	SoMa	510 Townsend Street	300,000	100%	(2)

(1) See page 18 for RSF targeted for redevelopment. (2) Under negotiation or subject to letter of intent.							Value-Creation Development Projects
							Value-Creation Redevelopment Projects

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Deliveries of Value-Creation Development and Redevelopment Projects in North America
(Dollars in thousands)
(Unaudited)

Property	499 Illinois Street	269 East Grand Avenue	360 Longwood Avenue	10121 Barnes Canyon Road
Project Type	Development	Development	Unconsolidated JV Development	Redevelopment
Photograph/ Rendering
Delivery Summary

Alexandria delivered an additional 85,417 RSF in September 2014, in addition to the 72,216 RSF delivered to Illumina, Inc. in 2Q14. The remaining 61,941 RSF under development is expected to be delivered in 4Q14.
		Alexandria delivered the entire 107,250 RSF of this project in September 2014 to Amgen Inc.	Alexandria delivered 154,100 RSF, or 37%, of this project at the end of September 2014 to Dana-Farber Cancer Institute, Inc.	Alexandria delivered the entire 53,512 RSF of this project in September 2014 to Outerwall Inc.
Client Tenants	Illumina, Inc. / Medivation, Inc. / The Regents of the University of California	Amgen Inc.	Dana-Farber Cancer Institute, Inc.	Outerwall Inc.

			RSF		% of Project Delivered	Occupancy at September 30, 2014	Total Project Investment		Unlevered
									Average Cash Yield		Initial Stabilized Yield (Cash Basis)		Initial Stabilized Yield
	3Q14 Delivery		Delivered Prior to 3Q14	Total Delivered
Address/Market – Submarket	Date	RSF
Development projects in North America
499 Illinois Street/San Francisco Bay Area – Mission Bay	September 2014	85,417	72,216	157,633	72%	72%	$202,900	(1)	7.3%	(2)	6.4%	(2)	7.2%	(2)
269 East Grand Avenue/ San Francisco Bay Area – So. San Francisco	September 2014	107,250	—	107,250	100%	100%	$49,600		9.7%	(3)	8.4%	(3)	9.7%	(3)

Unconsolidated joint venture development projects in North America
360 Longwood Avenue/ Greater Boston – Longwood Medical Area	End of September 2014	154,100	—	154,100	37%	37%	$350,000	(1)	9.3%	(2)	8.3%	(2)	8.9%	(2)

Redevelopment projects in North America
10121 Barnes Canyon Road/San Diego – Sorrento Mesa	September 2014	53,512	—	53,512	100%	100%	$18,000		8.9%	(4)	7.8%	(4)	7.9%	(4)

(1)    Represents 100% of investment at completion for the entire project. Only a portion of the project was placed into operations during 3Q14. See pages 31 and 32 for portion of development still in progress.
(2)    Consistent with previously disclosed yields.
(3)    Increased from estimated yields at commencement of project of 9.3% for average cash yield, 8.1% for initial stabilized yield (cash basis), and 9.3% for initial stabilized yield.
(4)    Increased from estimated yields at commencement of project of 8.8% for average cash yield, 7.7% for initial stabilized yield (cash basis), and 7.7% for initial stabilized yield.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Current Value-Creation Development Projects in North America – Consolidated
(Dollars in thousands)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property/Market – Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Consolidated development projects in North America
75/125 Binney Street/ Greater Boston – Cambridge	—	388,270	388,270	386,111	99%	—	—%	386,111	99%	1Q13	1Q15	2015
499 Illinois Street/ San Francisco Bay Area – Mission Bay	157,633	61,941	219,574	219,574	100%	—	—%	219,574	100%	2Q11	2Q14	2014
430 East 29th Street/ New York City – Manhattan	230,442	188,196	418,638	256,212	61%	91,055	22%	347,267	83%	4Q12	4Q13	2015
3013/3033 Science Park Road/ San Diego – Torrey Pines	—	165,938	165,938	105,047	63%	—	—%	105,047	63%	2Q14	1Q15	2016
5200 Illumina Way – Building 6/ San Diego – University Town Center	—	149,663	149,663	149,663	100%	—	—%	149,663	100%	3Q14	2Q16	2016
Consolidated development projects in North America	388,075	954,008	1,342,083	1,116,607	83%	91,055	7%	1,207,662	90%

	Investment
			Cost to Complete						Unlevered
	September 30, 2014		2014		Thereafter				Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
Property/Market – Submarket			Construction Financing	Internal Funding	Construction Financing	Internal Funding	Total at Completion
	In Service	CIP
Consolidated development projects in North America
75/125 Binney Street/ Greater Boston – Cambridge	$—	$250,116	$18,240	$—	$83,083	$—	$351,439	(1)	9.1%	8.0%	8.2%
499 Illinois Street/ San Francisco Bay Area – Mission Bay	$136,815	$49,430	$—	$16,655	$—	$—	$202,900		7.3%	6.4%	7.2%
430 East 29th Street/ New York City – Manhattan	$219,498	$185,532	$—	$11,539	$—	$46,676	$463,245		7.1%	6.6%	6.5%
3013/3033 Science Park Road/ San Diego – Torrey Pines	$—	$43,764	$—	$6,033	$—	$54,994	$104,791		7.7%	7.2%	7.1%
5200 Illumina Way – Building 6/ San Diego – University Town Center	$—	$3,211	$—	$3,533	$—	$28,556	$35,300		8.6%	7.0%	8.5%
Consolidated development projects in North America	$356,313	$532,053	$18,240	$37,760	$83,083	$130,226	$1,157,675

(1)
In 3Q13, we completed the preliminary design and budget for interior improvements for use by ARIAD Pharmaceuticals, Inc. (“ARIAD”). Based upon our lease with ARIAD, we expect an increase in both estimated NOI and estimated cost at completion, with no significant change in our estimated yields. In light of certain changes in ARIAD’s business, ARIAD is reassessing its plans to occupy the entire facility. As a result, plans and drawings for the interior improvements for the project have not been approved by ARIAD in accordance with the timelines specified in the lease. We expect ARIAD to finalize the design and budget for all or a portion of the interior improvements in the future and will provide an update on our estimated cost at completion and targeted yields. Pursuant to the terms of the lease, we expect rent to commence in late March 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Current Value-Creation Development Projects in North America – Unconsolidated Joint Ventures
(Dollars in thousands)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property/Market – Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Unconsolidated JV development projects
360 Longwood Avenue/ Greater Boston – Longwood Medical Area	154,100	259,436	413,536	154,100	37%	49,471	12%	203,571	49%	2Q12	3Q14	2016
1455/1515 Third Street/ San Francisco Bay Area – Mission Bay	—	422,980	422,980	422,980	100%	—	—%	422,980	100%	3Q14	3Q16-1Q17	2016/2017
Total	154,100	682,416	836,516	577,080	69%	49,471	6%	626,551	75%

	Investment
			Cost to Complete					Unlevered (1)
	September 30, 2014		2014		Thereafter			Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
Property/Market – Submarket			Construction Financing	Internal Funding	Construction Financing	Internal Funding	Total at Completion
	In Service	CIP
Unconsolidated JV development projects (2)
100% of JV: 360 Longwood Avenue/ Greater Boston – Longwood Medical Area	$105,599	$179,804	$21,180	$—	$43,417	$—	$350,000
100% of JV: 1455/1515 Third Street/ San Francisco Bay Area – Mission Bay (3)	$21,150	$105,608	$—	$6,458	$—	TBD	TBD

ARE share of unconsolidated JV development projects (2)
27.5% of JV: 360 Longwood Avenue/ Greater Boston – Longwood Medical Area	$32,748	$55,759	$5,825	$374	$11,939	$2,320	$108,965	9.3%	8.3%	8.9%
51.0% of JV: 1455/1515 Third Street/ San Francisco Bay Area – Mission Bay	$10,787	$54,505	$—	$4,126	$—	TBD	TBD	TBD	TBD	TBD
Total ARE share of unconsolidated JV development projects	$43,535	$110,264	$5,825	$4,500	$11,939	TBD	TBD

(1)
Our projected unlevered initial stabilized cash yield is based upon our share of the $109.0 million investment in real estate by the JV, including costs incurred directly by us outside of the JV. Development management fees earned from this development have been excluded from our estimate of unlevered yields.

(2)	See page 41 for additional information regarding our unconsolidated JVs.

(3)
In 3Q14, we completed the acquisition of 1455/1515 Third Street and commenced development. The design and budget of this project are in process, and the estimated project cost with related yields will be disclosed in the near future.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Current Value-Creation Development Projects in North America

Property	75/125 Binney Street	499 Illinois Street	430 East 29th Street	3013/3033 Science Park Road
Submarket/ Market	Cambridge/ Greater Boston	Mission Bay/ San Francisco Bay Area	Manhattan/ New York City	Torrey Pines/ San Diego
RSF (in progress)	388,270	61,941	188,196	165,938
Project Type	Development	Development	Development	Development
Client Tenants	ARIAD Pharmaceuticals, Inc.	Illumina, Inc./Medivation, Inc./The Regents of the University of California	Roche/New York University/Others	Receptos, Inc./ The Medicines Company
Photograph/ Rendering

Property	5200 Illumina Way – Building 6	360 Longwood Avenue	1455/1515 Third Street
Submarket/ Market	University Town Center/ San Diego	Longwood Medical Area/ Greater Boston	Mission Bay/ San Francisco Bay Area
RSF (in progress)	149,663	259,436	422,980
Project Type	Development	Unconsolidated JV Development	Unconsolidated JV Development
Client Tenants	Illumina, Inc.	Dana-Farber Cancer Institute, Inc.	Uber Technologies, Inc. (1)
Photograph/ Rendering

(1)	We are currently working closely with Uber in the process to revise the core and exterior architecture of the building design.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Current Value-Creation Redevelopment Projects in North America
(Dollars in thousands)
(Unaudited)

				Leased Status							Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased			Negotiating		Total Leased/Negotiating
Property/Market – Submarket	In Service	CIP	Total	RSF		%	RSF	%	RSF	%
Consolidated redevelopment projects in North America
225 Second Avenue/ Greater Boston – Route 128 (1)	—	112,500	112,500	112,500		100%	—	—%	112,500	100%	1Q14	2Q15	2015
11055/11065/11075 Roselle Street/ San Diego – Sorrento Valley (1)	23,936	31,277	55,213	41,163	(2)	75%	—	—%	41,163	75%	4Q13	2Q14	2015
Consolidated redevelopment projects in North America	23,936	143,777	167,713	153,663		92%	—	—%	153,663	92%

	Investment					Unlevered
Property/Market – Submarket	September 30, 2014		Cost to Complete		Total at Completion	Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
	In Service	CIP	2014	Thereafter
Consolidated redevelopment projects in North America
225 Second Avenue/ Greater Boston – Route 128	$—	$26,244	$6,577	$13,850	$46,671	9.0%	8.3%	8.3%
11055/11065/11075 Roselle Street/ San Diego – Sorrento Valley	$7,232	$6,417	$1,423	$3,278	$18,350	8.0%	7.8%	7.9%
Consolidated redevelopment projects in North America	$7,232	$32,661	$8,000	$17,128	$65,021

(1)	Acquired 225 Second Avenue and 11055/11065/11075 Roselle Street in March 2014 and November 2013, respectively, to accommodate expansion requirements of existing tenants.

(2)	In 2Q14, we delivered 23,936 RSF to a life science company. We expect to deliver the remaining pre-leased 17,227 RSF in 2Q15.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Near-Term and Future Value-Creation Development Projects in North America
(Dollars in thousands, except per square foot amounts)
(Unaudited)

				Embedded Land (1)		Total
Property – Market	Book Value	Square Feet	Cost Per Square Foot	Square Feet		Book Value	Square Feet	Cost Per Square Foot
Near-Term Value-Creation Development Projects – Land undergoing predevelopment activities (CIP)
Alexandria Center™ at Kendall Square (“ACKS”) – Greater Boston:
50, 60, and 100 Binney Street (2)	$313,379	1,062,180	$295	—		$313,379	1,062,180	$295
510 Townsend Street – San Francisco Bay Area	55,537	300,000	185	—		55,537	300,000	185
5200 Illumina Way – San Diego (3)	12,955	318,151	41	—		12,955	318,151	41
10300 Campus Point Drive – San Diego (3)	4,958	140,000	35	—		4,958	140,000	35
1165 Eastlake Avenue East – Seattle (4)	17,393	106,000	164	—		17,393	106,000	164
Near-term value-creation development projects	$404,222	1,926,331	$210	—		404,222	1,926,331	210

Future Value-Creation Development Projects – Land held for development
Alexandria Technology Square® – Greater Boston	$7,721	100,000	$77	—		7,721	100,000	77
ACKS – 50 Rogers Street Residential – Greater Boston	4,118	150,000	27	—		4,118	150,000	27
Grand Avenue – San Francisco Bay Area	45,056	397,132	113	—		45,056	397,132	113
Rozzi/Eccles – San Francisco Bay Area	73,035	514,307	142	—		73,035	514,307	142
East 29th Street – New York City	—	—	—	420,000	(5)	—	420,000	—
Executive Drive/Other – San Diego	4,443	49,920	89	279,000		4,443	328,920	14
400/416/430 Dexter Avenue North – Seattle	16,088	253,000	64	—		16,088	253,000	64
1150/1166 Eastlake Avenue East – Seattle	15,250	160,266	95	—		15,250	160,266	95
9800/9950 Medical Center Drive – Maryland	8,397	321,721	26	—		8,397	321,721	26
Research Boulevard – Maryland	7,637	347,000	22	—		7,637	347,000	22
Firstfield Road – Maryland	4,056	95,000	43	—		4,056	95,000	43
Other	35,771	990,055	36	486,000		35,771	1,476,055	24
Future value-creation development projects	$221,572	3,378,401	$66	1,185,000		221,572	4,563,401	49

Total near-term and future value-creation development projects				1,185,000		$625,794	6,489,732	$96

(1)
Embedded land generally represents adjacent land acquired in connection with the acquisition of operating properties. As a result, the real estate basis attributable to these land parcels is classified in rental properties.

(2)
Includes a residential building totaling approximately 105,000 gross square feet and infrastructure related costs consisting of: utility access and roads, installation of storm drain systems, infiltration systems, traffic lighting/signals, streets, and sidewalks related to 50, 60, and 100 Binney Street.

(3)	See information on pre-leasing and letter of intent negotiations on pages 38 and 39.

(4)	The cost per square foot for 1165 Eastlake Avenue East includes an existing structure that can substantially be incorporated into the development plans.

(5)
We hold a right to ground lease a parcel supporting the future ground-up development of approximately 420,000 RSF at the Alexandria Center™ for Life Science pursuant to an option under our ground lease. We have begun discussions regarding this option and the future ground-up development project.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Near-Term Value-Creation Development Projects
Greater Boston

Operating/Development Project	Near-Term Value-Creation Project

Property	Alexandria Center™ at Kendall Square
Submarket/Market	Cambridge/Greater Boston
Aerial
Background
Alexandria received final approval from the City of Cambridge to develop the Alexandria Center™ at Kendall Square, a fully integrated campus featuring four world-class laboratory/office and tech office buildings, high-quality amenities, and green space. Alexandria’s entitlement efforts resulted in an increase of 1.2 million developable square feet over the original entitlements in place at acquisition.

Near-Term Opportunity
Our near-term development opportunity consists of 50, 60, and 100 Binney Street aggregating approximately 1.1 million RSF. We have commenced below grade site work for 50 and 60 Binney Street related to the foundation and subterranean parking garage in order to reduce the time to deliver these buildings for occupancy. Subject to market conditions, we expect to commence vertical above-ground construction of 50 and 60 Binney Street in early 2015 and 100 Binney Street in mid-2015. 50, 60, and 100 Binney Street are subject to negotiations or letter of intent, each with a separate full building life science entity. The timing of revenue recognition for 50 and 60 Binney may begin in late 2016 or in 2017, subject to final lease negotiation. In order to maintain maximum strategic optionality and due to extraordinary strong build to suit leasing demand for the Binney Street land parcels and the likely corresponding reduction in lease-up risk, we have updated our strategy noted in 4Q13 to sell a minority interest in the Binney Street land parcels. Our updated guidance assumes we lease 50, 60, and 100 Binney Street in the near term and retain 100% of each project. See page 47 for key capital planning considerations for 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Near-Term Value-Creation Development Projects
San Francisco Bay Area

Operating/Development Project	Near-Term Value-Creation Project

Property	510 Townsend Street
Submarket/Market	SoMa/San Francisco Bay Area
Aerial
Background

Alexandria’s 510 Townsend Street project was acquired in April 2014 and represents an expansion of our successful Mission Bay science and technology campus into the SoMa submarket.  The site is ideally located at the corner of Townsend and 6th Streets, placing it within close proximity to public transportation.  The site is also adjacent to one of Interstate 280’s key arrival points into San Francisco and is only blocks away from Interstate 80 and the US 101 Freeway. Furthermore, with its highly strategic location at the intersection of Alexandria’s Mission Bay science and technology campus and the SoMa technology district, the 510 Townsend Street site, and this key cluster expansion, mirrors the convergence of life science, technology, and healthcare occurring with the digital health revolution.

Current Development
In September 2014, Alexandria and Uber formed a JV and acquired key land parcels at 1455/1515 Third Street in our Mission Bay submarket of San Francisco, for the ground-up development of two Class A buildings aggregating 422,980 RSF. Alexandria holds a 51% interest in the JV. Additionally, Alexandria executed a 15-year lease with Uber for 100% of the project. The purchase price of the land parcels, including 423 parking structure spaces, foundation piles, plans and permits, was $125.0 million, with 49% funded by Uber. The land parcels are fully entitled, including Proposition M office allocation approvals. The timing of revenue recognition for this lease may begin from 3Q16 to 1Q17, subject to completion of the design and budget of the buildings.

Near-Term Opportunity
Ground-up development of a laboratory/office or technology office building at 510 Townsend Street aggregating approximately 300,000 gross square feet for either single or multi-tenancy to strategically capture strong demand from high-quality science and digital health companies in our world-class urban campus in the heart of San Francisco.  We are in the process of perfecting entitlements, negotiating with full building users, and subject to market conditions, we plan to commence construction as soon as possible in 2015.  We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Near-Term Value-Creation Development Projects
San Diego

Operating/Development Project	Near-Term Value-Creation Project

Property	5200 Illumina Way
Submarket/Market	University Town Center/San Diego
Aerial
Background
Alexandria owns and operates the headquarters campus of Illumina, Inc., the leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function with a market capitalization of $24.9 billion as of June 30, 2014. We previously delivered two build-to-suit projects, building 4 and building 5, to Illumina, Inc. in 4Q12 and 1Q13, respectively.

Current Development	In 3Q14 we commenced development of 5200 Illumina Way – Building 6, a 149,663 RSF project that is 100% pre-leased to Illumina, Inc.
Near-Term Opportunity
Ground-up development of additional laboratory/office buildings aggregating 318,151 RSF, of which we are currently in negotiations with an existing tenant for further expansion of approximately 140,000 RSF. The timing of revenue recognition for the initial delivery of this additional 140,000 RSF is expected to be 2Q16, subject to final letter of intent and lease negotiations as well as the completion of the design and budget for the project. Subject to market conditions, we expect to commence development of at least one additional building over the next one to three years as we expect expansion requirements from Illumina, Inc.  We expect to disclose the estimated investment and yields upon commencement of ground-up development. We are currently seeking approval to increase the site density.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	10300 Campus Point Drive
Submarket/Market	University Town Center/San Diego
Aerial
Background	10300 Campus Point Drive is Alexandria’s flagship 449,759 RSF, multi-tenant laboratory/office campus in University Town Center with additional developable square footage.
Near-Term Opportunity
Ground-up development of one building aggregating approximately 140,000 RSF.  We are currently negotiating a letter of intent with an existing tenant for an expansion into the majority of a new building. We expect to commence construction of this building in 2015. The timing of revenue recognition for the initial delivery of this project is expected to be 3Q16, subject to final letter of intent and lease negotiations as well as completion of the design and budget for the project. We also expect to disclose the estimated investment and yields upon commencement of ground-up development. We are currently seeking approval to increase the site density.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Near-Term and Future Value-Creation Development Projects
Seattle

Operating	Near-Term and Future Value-Creation Project

Property	1165 Eastlake Avenue East
Submarket/Market	Lake Union/Seattle
Aerial
Background
Alexandria’s Eastlake Avenue East assets are located in Lake Union, home to numerous highly renowned medical research institutions, including the Fred Hutchinson Cancer Research Center and the University of Washington, as well as the corporate headquarters for Amazon.com, Inc.

Near-Term Opportunity
Ground-up development of a laboratory/office or tech office building for 106,000 RSF for single or multi-tenancy. We are currently negotiating for single-tenant occupancy.  Subject to market conditions, we expect to commence construction of this project over the next one to three years as we have a tenant identified for this project. We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Unconsolidated Joint Ventures
(Dollars in thousands)
(Unaudited)

	360 Longwood Avenue				1455/1515 Third Street			Total ARE Share
	100.0%		ARE’s 27.5% Share	(1)	100.0%	ARE’s 51.0% Share	(1)
Rental properties	$105,599		$32,748		$21,150	$10,787		$43,535
Construction in progress	179,804		55,759		105,608	54,505		110,264
Investment in real estate	285,403		88,507		126,758	65,292		153,799
Less: accumulated depreciation	—		—		(44)	(22)		(22)
Investment in real estate, net	285,403		88,507		126,714	65,270		153,777
Other assets	6,278		1,726		4,566	2,327		4,053
Total assets	$291,681		$90,233		$131,280	$67,597		$157,830

Debt	$143,464	(2)	$39,453		$—	$—		$39,453
Other liabilities	8,205		2,256		3,830	1,953		4,209
Total liabilities	151,669		41,709		3,830	1,953		43,662
Equity	140,012		48,524		127,450	65,644		114,168
Total liabilities and equity	$291,681		$90,233		$131,280	$67,597		$157,830

	Square Feet				Square Feet
Rental properties (3)	154,100				—
Active development (CIP) (4)	259,436				422,980
Investment in real estate	413,536				422,980

(1)
Amounts include costs incurred directly by us outside of the JVs. We believe the pro rata basis in our investments in unconsolidated JVs is useful information for investors as it provides our proportional share of the investment in real estate from all properties, including our share of the assets and liabilities of our unconsolidated JVs, which cannot be readily determined under GAAP consolidated financial statements or related notes. The pro rata basis allows investors to estimate the impact of real estate investments and debt financing at the JV level.

(2)
Secured construction loan with an aggregate commitment of $213.2 million, which bears interest at LIBOR+3.75%, with a floor of 5.25%. The maturity date of the loan is April 1, 2017, with two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions.

(3)	Delivery of RSF occurred in late September 2014.

(4)	See page 32 for further detail of the unconsolidated JV development projects.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Actual and Projected Construction Spending
(Dollars in thousands, except per square foot amounts)
(Unaudited)

Projected Construction Spending	Three Months Ended December 31, 2014				2014 Guidance Range
Current value-creation projects in North America:
Development (Consolidated)	$56,000
Development (Unconsolidated JV)	4,500
Redevelopment	8,000
Developments/redevelopments recently transferred to rental properties	22,000	(1)
Generic laboratory infrastructure/building improvement projects	18,000	(2)
Current value-creation projects in North America			108,500
Near-term value-creation projects:
Predevelopment/development		59,000	59,000	(3)
Value-creation projects			167,500
Non-revenue-enhancing capital expenditures			5,500
Projected construction spending			$173,000		$148,000	–	198,000
Actual construction spending for the nine months ended September 30, 2014					382,081
Guidance range for the year ended December 31, 2014					$530,000	–	580,000

(1)
Represents spending for recently delivered projects, including 4757 Nexus Center Drive, 1616 Eastlake Avenue East, and 1551 Eastlake Avenue East, that may require additional construction prior to occupancy, generally ranging from 15,000 to 30,000 RSF of the project.

(2)	Includes, among others, 3535 General Atomics Court, 3000/3018 Western Avenue, 5810/5820 Nancy Ridge Drive, 8000 Virginia Manor Road, 125 Shoreway Road, and 44 Hartwell Avenue.

(3)
Includes costs related to: (i) approximately $19 million in connection with site excavation and construction of the slurry wall and building foundation related to 50 and 60 Binney Street, (ii) approximately $4 million of site and infrastructure costs for the 1.1 million RSF related to the Alexandria Center™ at Kendall Square, including utility access and roads, installation of storm drain systems, infiltration systems, traffic lighting/signals, streets, and sidewalks (excluding the portion related to 75/125 Binney Street, which is included in the projected development spending), and (iii) other predevelopment costs related to 10300 Campus Point Drive, 510 Townsend Street, and 1165 Eastlake Avenue East.

Actual Construction Spending	Nine Months Ended September 30, 2014
Development – North America	$238,035
Redevelopment – North America	47,458
Predevelopment	43,017
Generic laboratory infrastructure/building improvement projects in North America (1)	42,993
Development and redevelopment – Asia	10,578
Total construction spending	$382,081

(1)	Includes revenue-enhancing projects and amounts shown in the table to the right related to non-revenue-enhancing capital expenditures.

Non-revenue-enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Nine Months Ended September 30, 2014			5 Year (2) Average Per RSF
	Amount	RSF	Per RSF
Non-revenue-enhancing capital expenditures	$5,440	14,888,722	$0.37	$0.24

Tenant improvements and leasing costs:
Re-tenanted space	$4,486	252,223	$17.79	$9.66
Renewal space	5,194	876,859	$5.92	$5.40
Total tenant improvements and leasing costs/weighted average	$9,680	1,129,082	$8.57	$6.57

(1)	Excludes amounts that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

(2)	Represents the average of the years ended December 31, 2010, through December 31, 2013, and the nine months ended September 30, 2014, annualized.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Acquisitions
(Dollars in thousands)
(Unaudited)

											Unlevered
Property/Market – Submarket	Type	Date Acquired	Number of Properties	Purchase Price	Loan Assumption		SF	Leased %		Negotiating %	Average Cash Yield	Initial Stabilized Yield (Cash)	Initial Stabilized Yield
3545 Cray Court/ San Diego – Torrey Pines	Operating	1/30/14	1	$64,000	$40,724	(1)	116,556	100%		—%	7.2%	7.0%	7.2%
4025/4031/4045 Sorrento Valley Boulevard/ San Diego – Sorrento Valley	Operating	3/17/14	3	12,400	7,605	(2)	42,566	100%		—%	8.2%	7.8%	8.2%
225 Second Avenue/ Greater Boston – Route 128	Redevelopment	3/27/14	1	16,330	—		112,500	100%	(3)	—%	9.0%	8.3%	8.3%
510 Townsend Street/ San Francisco Bay Area – SoMa	Land	4/18/14	—	50,000	—		300,000	—%		100%	TBD	TBD	TBD
1455/1515 Third Street/ San Francisco Bay Area – Mission Bay (4)	Land	9/4/14	—	125,000	—		422,980	100%		—%	TBD	TBD	TBD
Total			5	$267,730	$48,329

(1)	Secured note payable with a contractual rate of 4.66% and a maturity date of January 1, 2023.

(2)	Secured note payable with a contractual rate of 5.74% and a maturity date of April 15, 2016.

(3)	Acquired vacant. We subsequently leased 100% of the project to accommodate the expansion requirements of an existing tenant.

(4)
In 3Q14, Alexandria and Uber formed a JV and acquired key land parcels for the ground-up development of two Class A buildings. Alexandria holds a 51% interest in the JV and Uber holds a 49% interest. Additionally, Alexandria executed a 15-year lease with Uber. The purchase price of the land parcels, includes 423 parking structure spaces, foundation piles, plans and permits, and was funded by pro rata contributions from Uber and Alexandria. The land parcels are fully entitled, and include Proposition M office allocation approvals. See page 32 for details of this development project. The design and budget of this project are in process, and the estimated project cost with related yields will be disclosed in the near future.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Dispositions
(In thousands)
(Unaudited)

Asset Dispositions

	Amount
Completed asset sales as of November 3, 2014		$33,000
Pending asset sales under contract or subject to advanced negotiations (1)		83,000
		$116,000

Total projected asset sales in 2014		$110,000 – 130,000
Other real estate sales – next one to five quarters (2)	$	TBD

(1)
At contractual or estimated sales price. Assets under sales contract may be subject to, among other steps, completion of due diligence, environmental review including public commentary, and various board and regulatory approvals.

(2)
We expect to identify real estate sales, including land and non-core/“core-like” operating assets, over the next one to five quarters to generate proceeds for reinvestment into high-value Class A pre-leased development projects. Additionally, we will continue to execute our strategy to deliver solid growth in funds from operations per share, as adjusted, and net asset value in 2014 and 2015, including any impact of asset sales.

Discontinued Operations

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Total revenues	$—	$—
Operating expenses	180	489
NOI from discontinued operations	(180)	(489)
Depreciation expense	—	—
Loss from discontinued operations (1)	$(180)	$(489)

(1)
Loss from discontinued operations includes the results of operations for four operating properties that were classified as “held for sale” as of September 30, 2014. In October 2014, we completed the sale of one property which was classified as “held for sale” as of September 30, 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Real Estate Investments in Asia
(Unaudited)

	Number of Properties	ABR (in thousands)	Occupancy Percentage		Book Value (in thousands)	Square Feet
Rental properties, net, in China	2	$1,229	53.8%		$83,166	632,078
Rental properties, net, in India	7	5,130	75.8		52,159	435,624
Rental properties, net, in Asia	9	$6,359	62.8%	(1)	135,325	1,067,702

Construction in progress: current development projects in India					35,602	304,762
Land held for future development in India					78,319	6,419,707
Total investments in real estate, net, in Asia					$249,246	7,792,171

(1)
Decrease in occupancy primarily due to the completion and delivery during 3Q14 of a development project in China, aggregating 160,694 RSF, consisting of 39,676 leased RSF and 121,018 RSF that are subject to marketing for lease.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Key Credit Metrics
(Unaudited)

Net Debt to Adjusted EBITDA	Fixed Charge Coverage Ratio	Target

		Net Debt to Adjusted EBITDA	<6.5x

		Fixed Charge Coverage Ratio	>3.0x

High-Quality Tenancy	Pre-Leased Deliveries Drive Decline in Non-Income-Producing Assets (1)	Liquidity

17%
17%
13%
<10%
3Q14
4Q14
Projection
1Q15
Projection
Target

$1,750
$1,500
$1,250
$1,000
$750
$500
(in millions)
$1,612
$187
$1,358
3Q14
Cash and Cash Equivalents
Construction Loan Commitments
$1.5 Billion Unsecured Senior Line of Credit

Investment-Grade Client Tenants:
53%
of ARE's Total ABR

(1)	Represents non-income-producing assets (CIP and land) as a percentage of gross investments in real estate.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Key Earnings and Capital Planning Considerations
(Unaudited)

Delivery of significantly pre-leased development and redevelopment projects drive:
1) growth in per share earnings and NAV
2) substantial decline in non-income-producing assets; and
3) ability to debt fund growth, including construction, through significant increase in EBITDA

17%
3Q14

Reduction in Non-Income-Producing Assets [1]

Pre-leased Deliveries	(6%)
Sales	(1%)
Additions	+3%
Net reduction	**(4%)**

13%
1Q15

6.5x
Target

Net Debt to Adjusted EBITDA

	2015
FCF [2]	**$110M - $130M**
EBITDA [3]	**$390M - $470M**
Forecast of Internal Debt Funding Capacity [4]	**$500M - $600M**

(1)	Represents non-income-producing assets as a percentage of gross investments in real estate. See pre-leasing of current projects on pages 31, 32, and 34.

(2)	Free cash flow (“FCF”) represents estimated net cash provided by operating activities after dividends.

(3)	Represents amount of construction that can be funded by debt on a leverage neutral basis through growth in Adjusted EBITDA of a range from approximately $60 million to $70 million.

(4)
Selective asset sales are expected to provide additional equity-type capital for 2015, in addition to forecasted internal debt funding capacity generated by EBITDA growth and cash flows from operating activities after dividends. Additionally, we will continue to execute our strategy to deliver solid growth in funds from operations per share, as adjusted, and net asset value in 2014 and 2015, including any impact in asset sales.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Summary of Debt
(Dollars in thousands)
(Unaudited)

Fixed-rate/hedged and unhedged variable-rate debt

	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate	Total Consolidated	Percentage of Total Debt	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (in years)
Secured notes payable	$406,125	$230,700	$636,825	18.2%	4.67%	2.9
Unsecured senior notes payable	1,747,290	—	1,747,290	49.9	3.98	8.6
$1.5 billion unsecured senior line of credit	—	142,000	142,000	4.1	1.25	4.3
2016 Unsecured Senior Bank Term Loan	350,000	25,000	375,000	10.7	1.42	1.8
2019 Unsecured Senior Bank Term Loan	600,000	—	600,000	17.1	2.05	4.3
Total/weighted average	$3,103,415	$397,700	$3,501,115	100.0%	3.39%	5.9
Percentage of total debt	89%	11%	100%

(1)
Represents the weighted average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

Debt maturities chart (In millions)

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Summary of Debt (continued)
(Dollars in thousands)
(Unaudited)

	Stated Rate		Weighted Average Interest Rate (1)	Maturity Date (2)	Principal Payments Remaining for the Period Ending December 31,
Debt					2014	2015	2016	2017	2018	Thereafter	Total
Secured notes payable
Seattle	6.00%		6.00%	11/18/14	$60	$—	$—	$—	$—	$—	$60
Maryland	5.64		4.50	6/1/15	34	5,777	—	—	—	—	5,811
San Francisco Bay Area	L+1.50		1.66	7/1/15	—	46,596	—	—	—	—	46,596
Greater Boston, San Francisco Bay Area, and San Diego	5.73		5.73	1/1/16	440	1,816	75,501	—	—	—	77,757
Greater Boston, San Diego, and New York City	5.82		5.82	4/1/16	234	988	29,389	—	—	—	30,611
San Diego	5.74		3.00	4/15/16	42	175	6,916	—	—	—	7,133
San Francisco Bay Area	L+1.40		1.56	6/1/16	—	—	17,952	—	—	—	17,952
San Francisco Bay Area	6.35		6.35	8/1/16	619	2,652	126,715	—	—	—	129,986
Maryland	2.14		2.14	1/20/17	—	—	—	76,000	—	—	76,000
Greater Boston	L+1.35		1.50	8/23/17	—	—	—	90,092	—	—	90,092
San Diego, Maryland, and Seattle	7.75		7.75	4/1/20	374	1,570	1,696	1,832	1,979	106,490	113,941
San Diego	4.66		4.66	1/1/23	337	1,402	1,464	1,540	1,614	33,367	39,724
San Francisco Bay Area	6.50		6.50	6/1/37	—	18	19	20	22	751	830
Unamortized premiums					54	218	60	—	—	—	332
Secured notes payable average/subtotal	4.71%		4.67		2,194	61,212	259,712	169,484	3,615	140,608	636,825

2016 Unsecured Senior Bank Term Loan	L+1.20%		1.42	7/31/16	—	—	375,000	—	—	—	375,000
2019 Unsecured Senior Bank Term Loan	L+1.20%		2.05	1/3/19	—	—	—	—	—	600,000	600,000
$1.5 billion unsecured senior line of credit	L+1.10%	(3)	1.25	1/3/19	—	—	—	—	—	142,000	142,000
Unsecured senior notes payable	2.75%		2.79	1/15/20	—	—	—	—	—	400,000	400,000
Unsecured senior notes payable	4.60%		4.61	4/1/22	—	—	—	—	—	550,000	550,000
Unsecured senior notes payable	3.90%		3.94	6/15/23	—	—	—	—	—	500,000	500,000
Unsecured senior notes payable	4.50%		4.51	7/30/29	—	—	—	—	—	300,000	300,000
Unamortized discounts					(79)	(326)	(337)	(350)	(362)	(1,256)	(2,710)
Unsecured debt average/subtotal			3.11		(79)	(326)	374,663	(350)	(362)	2,490,744	2,864,290
Average/total			3.39%		$2,115	$60,886	$634,375	$169,134	$3,253	$2,631,352	$3,501,115

Balloon payments					$—	$52,336	$629,851	$166,092	$—	$2,622,238	$3,470,517
Principal amortization					2,115	8,550	4,524	3,042	3,253	9,114	30,598
Total consolidated debt					$2,115	$60,886	$634,375	$169,134	$3,253	$2,631,352	$3,501,115

Fixed-rate/hedged variable-rate debt					$2,055	$14,290	$591,423	$3,042	$3,253	$2,489,352	$3,103,415
Unhedged variable-rate debt					60	46,596	42,952	166,092	—	142,000	397,700
Total consolidated debt					$2,115	$60,886	$634,375	$169,134	$3,253	$2,631,352	$3,501,115

(1)
Represents the weighted average contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)	Includes any extension options that we control.

(3)	In addition to the stated rate, the unsecured senior line of credit is subject to an annual facility fee of 0.20%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Summary of Debt (continued)
(Dollars in thousands)
(Unaudited)

Secured construction loans
Address	Market	Stated Rate	Maturity Date		Outstanding Balance	Remaining Commitment	Total Aggregate Commitments
259 East Grand Avenue	San Francisco Bay Area	L+1.50%	7/1/15	(1)	$46,596	$8,404	$55,000
269 East Grand Avenue	San Francisco Bay Area	L+1.40%	6/1/16	(2)	17,952	18,048	36,000
75/125 Binney Street	Greater Boston	L+1.35%	8/23/17	(3)	90,092	160,308	250,400
					$154,640	$186,760	$341,400

(1)	We have two, one-year options to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(2)	We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions.

(3)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	39%	≤ 60.0%	34.9%
Secured Debt to Total Assets	≤ 40%	7%	≤ 45.0%	6.4%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.0x	≥ 1.50x	3.06x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	257%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	37.8%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	8.64x

Interest rate swap agreements
		Number of Contracts	Weighted Average Interest Pay Rate (1)	Fair Value as of 9/30/14	Notional Amount in Effect as of
Effective Date	Maturity Date				9/30/14	12/31/14	12/31/15	12/31/16
December 31, 2013	December 31, 2014	2	0.98%	$(1,051)	$500,000	$—	$—	$—
December 31, 2013	March 31, 2015	2	0.23%	(110)	250,000	250,000	—	—
March 31, 2014	March 31, 2015	4	0.21%	(61)	200,000	200,000	—	—
December 31, 2014	March 31, 2016	3	0.53%	(23)	—	500,000	500,000	—
March 31, 2016	March 31, 2017	3	1.40%	958	—	—	—	500,000
Total				$(287)	$950,000	$950,000	$500,000	$500,000

(1)
In addition to the interest pay rate, borrowings outstanding as of September 30, 2014, under our unsecured senior bank term loans include an applicable margin of 1.20% and borrowings outstanding under our unsecured senior line of credit include an applicable margin of 1.10%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Definitions and Reconciliations
(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance. Our computation of non-GAAP measures may not be comparable to similar measures reported by other companies.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Net income	$35,943	$36,116	$40,749	$44,222	$32,453	$112,808	$96,027
Interest expense	20,555	17,433	19,123	17,783	16,171	57,111	50,169
Depreciation and amortization:
Continuing operations	58,388	57,314	50,421	48,084	48,866	166,123	141,039
Discontinued operations	—	—	—	17	236	—	1,638
EBITDA	114,886	110,863	110,293	110,106	97,726	336,042	288,873
Stock compensation expense	3,068	3,076	3,228	4,011	3,729	9,372	11,541
Loss on early extinguishment of debt	525	—	—	—	1,432	525	1,992
Loss on sale of real estate	—	—	—	—	—	—	121
Gain on sales of land parcels	(8)	(797)	—	(4,052)	—	(805)	(772)
Impairment of investments	—	—	—	853	—	—	—
Deal costs	—	—	—	1,446	—	—	—
Adjusted EBITDA	$118,471	$113,142	$113,521	$112,364	$102,887	$345,134	$301,755

EBITDA represents earnings before interest, taxes, depreciation, and amortization, a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, deal costs, and impairments.  We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, deal costs, and impairments.

Adjusted EBITDA margins

Our total revenues exclude revenues from discontinued operations, and for the purposes of calculating the adjusted EBITDA margin ratio, we exclude adjusted EBITDA generated by our discontinued operations to improve the consistency and comparability from period to period.

The following table reconciles adjusted EBITDA to adjusted EBITDA – excluding discontinued operations:

	Three Months Ended					Nine Months Ended
(Dollars in thousands)	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Adjusted EBITDA	$118,471	$113,142	$113,521	$112,364	$102,887	$345,134	$301,755
Add back: operating (income) loss from discontinued operations	180	147	162	126	(193)	489	(2,802)
Adjusted EBITDA – excluding discontinued operations	$118,651	$113,289	$113,683	$112,490	$102,694	$345,623	$298,953
Total revenues	$185,615	$176,402	$176,186	$168,823	$158,315	$538,203	$462,328
Adjusted EBITDA margins	64%	64%	65%	67%	65%	64%	65%

Adjusted funds from operations

Adjusted funds from operations (“AFFO”) is a non-GAAP financial measure that we use as a supplemental measure of our performance.  AFFO excludes certain items that are not representative of our core operating results because such items are dependent upon historical costs or are subject to judgmental valuation inputs and the timing of our decisions.
AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Average cash yield

See definition of initial stabilized yield (unlevered).

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Definitions and Reconciliations (continued)
(Unaudited)

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed charge coverage ratio for a reconciliation of interest expense, the most directly comparable GAAP financial measure, to cash interest.

Construction in progress

A key component of our business model is our value-creation development and redevelopment projects.  These projects are focused on providing high-quality, generic, and reusable science and technology space to meet the real estate requirements of and are reusable by a wide range of client tenants.  We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings.  Upon completion, each value-creation project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to high-quality science and technology entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable facilities.  We generally will not commence new development projects for above-ground construction of Class A science and technology space without first securing pre-leasing for such space except when there is significant market demand for high-quality Class A facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into science and technology space.

Land undergoing predevelopment activities (CIP)

Land undergoing predevelopment activities is classified as construction in progress and is undergoing activities prior to commencement of construction of aboveground building improvements.  If aboveground construction is not initiated at completion of predevelopment activities, the land parcel will be classified as land held for future development.  Our objective with predevelopment is to reduce the time it takes to deliver projects to prospective client tenants.

We are required to capitalize project costs, including interest, property taxes, insurance, and other costs directly related and essential to the development or construction of a project during periods when activities necessary to prepare an asset for its intended use are in progress.  Predevelopment costs generally include the following activities prior to commencement of vertical construction:

•
Traditional preconstruction costs including entitlement, design, construction drawings, Building Information Modeling (3-D virtual modeling), budgeting, sustainability and energy optimization reviews, permitting, and planning for all aspects of the project.

•
Site and infrastructure construction costs including belowground site work, utility connections, land grading, drainage, egress and regress access points, foundation, and other costs to prepare the site for construction of aboveground building improvements.

Land held for future development

All predevelopment efforts have been advanced to appropriate stages and no further predevelopment activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed charge coverage ratio

The fixed charge coverage ratio is a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.  The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Adjusted EBITDA	$118,471	$113,142	$113,521	$112,364	$102,887

Interest expense	$20,555	$17,433	$19,123	$17,783	$16,171
Add: capitalized interest	12,125	11,302	12,013	14,116	16,788
Less: amortization of loan fees	(2,786)	(2,743)	(2,561)	(2,636)	(2,487)
Less: amortization of debt premiums (discounts)	36	69	(205)	(146)	(153)
Cash interest	29,930	26,061	28,370	29,117	30,319
Dividends on preferred stock	6,471	6,472	6,471	6,471	6,472
Fixed charges	$36,401	$32,533	$34,841	$35,588	$36,791
Fixed charge coverage ratio:
– quarter annualized	3.3x	3.5x	3.3x	3.2x	2.8x
– trailing 12 months	3.3x	3.2x	3.0x	2.9x	2.8x

Funds from operations and funds from operations, as adjusted

FFO is a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance. Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Definitions and Reconciliations (continued)
(Unaudited)

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property.  Our initial stabilized yield excludes the impact of leverage.  Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our initial stabilized yields on a cash basis.  Our estimates for initial yields, initial yields on a cash basis, and total costs at completion, represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•
Initial stabilized yield: reflects rental income less straight-line rent, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield – cash basis: reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis.

Net debt to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage.  The following table reconciles net debt to Adjusted EBITDA:

(Dollars in thousands)	9/30/14		6/30/14		3/31/14		12/31/13		9/30/13
Secured notes payable	$636,825		$615,551		$597,511		$708,831		$708,653
Unsecured senior notes payable	1,747,290		1,048,310		1,048,270		1,048,230		1,048,190
Unsecured senior line of credit	142,000		571,000		506,000		204,000		14,000
Unsecured senior bank term loans	975,000		1,100,000		1,100,000		1,100,000		1,100,000
Less: cash and cash equivalents	(67,023)		(61,701)		(74,970)		(57,696)		(53,839)
Less: restricted cash	(24,245)		(24,519)		(30,454)		(27,709)		(30,654)
Net debt	$3,409,847		$3,248,641		$3,146,357		$2,975,656		$2,786,350
Adjusted EBITDA:
– quarter annualized	$473,884		$452,568		$454,084		$449,456		$411,548
– trailing 12 months	$457,498		$441,914		$428,699		$414,119		$403,974
Net debt to Adjusted EBITDA:
– quarter annualized	7.2	x	7.2	x	6.9	x	6.6	x	6.8	x
– trailing 12 months	7.5	x	7.4	x	7.3	x	7.2	x	6.9	x

NOI

The following table reconciles total NOI from continuing operations to income from continuing operations:

	Three Months Ended		Nine Months Ended
(In thousands)	9/30/14	9/30/13	9/30/14	9/30/13
Income from continuing operations	$36,115	$32,496	$112,492	$94,212
Add back other expenses:
General and administrative	12,609	11,666	39,669	35,769
Interest	20,555	16,171	57,111	50,169
Depreciation and amortization	58,388	48,866	166,123	141,039
Loss on early extinguishment of debt	525	1,432	525	1,992
Total other expenses	92,077	78,135	263,428	228,969
Total NOI from continuing operations	$128,192	$110,631	$375,920	$323,181

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, excluding loss on early extinguishment of debt, impairment of land parcel, depreciation and amortization, interest expense, and general and administrative expense.  We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets.  NOI on a cash basis is NOI, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently.  We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our consolidated statements of income.  NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2014

Definitions and Reconciliations (continued)
(Unaudited)

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including assets acquired, properties placed into development and redevelopment, and projects delivered into operations from development and redevelopment, the consolidated total rental revenues, tenant recoveries and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entirety of the comparative periods presented separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the same properties.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of series E cumulative convertible preferred stock and common stock multiplied by the related closing price of each class at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock, and total debt.

Unencumbered NOI as a percentage of total NOI from continuing operations

Unencumbered NOI as a percentage of total NOI from continuing operations is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered NOI as a percentage of total NOI from continuing operations in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.  Unencumbered NOI is derived from assets classified in continuing operations which are not subject to any mortgage, deed of trust, lien, or other security interest as of the period for which income is presented. Unencumbered NOI for periods prior to the three months ended September 30, 2014, has been reclassified to conform to current period presentation related to discontinued operations.

	Three Months Ended					Nine Months Ended
(Dollars in thousands)	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Unencumbered NOI	$108,155	$103,951	$103,096	$82,267	$76,607	$315,202	$222,716
Encumbered NOI	20,037	20,098	20,583	36,664	34,024	60,718	100,465
Total NOI from continuing operations	$128,192	$124,049	$123,679	$118,931	$110,631	$375,920	$323,181
Unencumbered NOI as a percentage of total NOI	84%	84%	83%	69%	69%	84%	69%

Weighted average interest rate for capitalization of interest

The weighted average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed to determine our weighted average interest rate for capitalization for each month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of effective interest rate swap agreements, and the amount of loan fee amortization.

The following table presents the weighted average interest rate for capitalization of interest:

	Three Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Weighted average interest rate	3.73%	3.41%	3.88%	4.09%	4.33%

Weighted average shares for calculating FFO, FFO, as adjusted, and AFFO per share

Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders represent the weighted average of common shares outstanding during the period, calculated as follows:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Weighted average shares – basic	71,195	71,126	71,073	71,000	70,900	71,121	67,040
Assumed conversion of 8.00% unsecured senior convertible notes	—	—	—	—	5	—	6
Weighted average shares – diluted	71,195	71,126	71,073	71,000	70,905	71,121	67,046

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